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                                                                    EXHIBIT 99.4

                            SYNDICATED LOAN AGREEMENT

                                  (2005.11.28)

                   [Translation prepared by Baker & McKenzie]
                              [FOR REFERENCE ONLY]









                                    BORROWER:
                             Amkor Technology Taiwan

                             COORDINATING ARRANGERS:
                      Chinatrust Commercial Bank Co., Ltd.
                       Ta Chong Commercial Bank Co., Ltd.

                                     AGENT:
                      Chinatrust Commercial Bank Co., Ltd.

                             TOTAL FACILITY AMOUNT:
                   One Billion Eight Hundred and Forty Million
                     New Taiwan Dollars (NT$1,840,000,000)
                                      DATE:
                               November 30, 2005



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                            SYNDICATED LOAN AGREEMENT

THIS SYNDICATED LOAN AGREEMENT (the "Agreement") is made and entered into as of November 30, 2005 by and among:

AMKOR TECHNOLOGY TAIWAN, a company organized and incorporated under the laws of the Republic of China (the "Borrower");

The banks and banking institutions listed in SCHEDULE I attached hereto (collectively, the "Banks" and severally, a "Bank");

CHINATRUST COMMERCIAL BANK CO., LTD. AND TA CHONG COMMERCIAL BANK CO., LTD., jointly acting as the coordinating arrangers of the Banks hereunder (collectively, the "Coordinating Arrangers"); and

CHINATRUST COMMERCIAL BANK CO., LTD., acting as the facility agent and security agent hereunder (the "Agent").

                                   WITNESSTH:

WHEREAS, to finance or refinance the capital expenditure of the Borrower's project (the "Project") for developing and expanding an assembly and testing plant in Hukou, Hsinchu, and Longtan, Taoyuan, and for purchasing machinery, equipment and the relevant ancillary equipment, the Borrower has requested the Coordinating Arrangers to arrange for the Banks to extend to the Borrower a medium-term New Taiwan Dollar loan in an aggregate principal amount not to exceed One Billion Eight Hundred and Forty Million New Taiwan Dollars (NT$1,840,000,000) (the "Facility"); and

WHEREAS, the Coordinating Arrangers have discussed the above arrangement with the Banks and obtained the Banks' consent to extend the Facility so requested to the Borrower subject to the terms and conditions of this Agreement.


ARTICLE 1 DEFINITIONS

Unless otherwise defined elsewhere in this Agreement, as used herein the following terms shall have the meanings set forth below:


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1.1 Total Facility Amount shall mean the total amount of the Facility which the
Banks commit to provide to the Borrower pursuant to this Agreement, or the amount cancelled or reduced at any time by the Banks pursuant to this Agreement.

1.2 Facility Amount shall mean the amount of loan which each Bank commits to provide to the Borrower with respect to the Facility, as shown in SCHEDULE I hereto, provided the Facility Amount shall be cancelled or reduced in accordance with the applicable provisions of this Agreement.

1.3 Majority Banks shall mean Banks whose then aggregate outstanding claims in principal not yet repaid exceed two-thirds of the then aggregate outstanding claims of all the Banks under this Agreement in principal not yet repaid or, if Borrower has not drawn any of the Facility Amount yet, Banks whose aggregate Facility Amount exceeds two-thirds of the Total Facility Amount under this Agreement.

1.4 Commitment Ratio shall mean the ratio of the Facility Amount committed by each Bank to the Total Facility Amount.

1.5 Loan shall mean each loan drawn by the Borrower pursuant to the applicable provisions of this Agreement.

1.6 Drawdown Date shall mean the date the Borrower draws a Facility Amount pursuant to this Agreement. "Initial Drawdown Date" shall mean the date the Borrower draws a Facility Amount for the first time pursuant to this Agreement.

1.7 Business Day shall mean a banking business day in the Republic of China.

1.8 Interest Payment Date shall mean the date interest on a Loan under this Agreement becomes payable by the Borrower, i.e., the last day of each Interest Period.

1.9 Interest Period shall mean the period commencing on the Initial Drawdown Date and having a duration of ninety (90) days and each ninety(90)-day period thereafter; provided, that (i) the first Interest Period with respect to each drawdown other than the Initial Drawdown shall commence on such Drawdown Date and end on the last day of the then current Interest Period as established above, (ii) the Interest Period commencing prior to any repayment date shall end on such repayment date, and (iii) unless provided by this Agreement to the contrary, if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day.


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1.10 Reference Interest Rate shall mean, with respect to each Loan, the interest rate to be determined in the following order of priority (i.e., the interest rate in Article 1.10.2 will prevail if the interest rate in Article 1.10.1 is unavailable and if the interest rate in Article 1.10.2 is also unavailable, the interest in Article 1.10.3 will prevail):

1.10.1 The rate per annum determined on the basis of the fixing rate on 90-day commercial papers in Taiwan's primary commercial paper market as appearing on Page 51328 of the Reuters Telerate screen at or about 11:30 A.M. on the Business Day prior to the commencement of such Interest Period.

1.10.2 The rate per annum determined on the basis of the fixing rate on 90-day commercial papers in Taiwan's secondary commercial paper market as announced by International Bills Finance Corporation, Chung Hsing Bills Finance Corporation and China Bills Finance Corporation at or about 11:30 A.M. on the Business Day prior to the commencement of such Interest Period.

1.10.3 The rate per annum determined on the basis of the variable rate on three-month time deposits as posted by the Agent on the Business Day prior to the commencement of such Interest Period.

The Borrower and the Banks both agree not to raise any objection to the result of such quotations obtained by the Agent.

1.11 Interest Rate shall mean the per annum interest rate determined on the basis of the Reference Interest Rate plus 1.2%, exclusive of business tax and stamp duty, which are to be borne by the Borrower.

1.12 Compensatory Interest Rate shall mean upon the occurrence of a circumstance to which the Compensatory Interest Rate is applicable pursuant to this Agreement, the per annum interest rate determined on the basis of the base rate of the Agent plus 3% per annum, exclusive of business tax and stamp duty, which are to be borne by the Borrower.

1.13 Drawdown Period shall mean the period for which the Facility Amount is available to the Borrower for drawdown. "Expiration Date of Drawdown Period" shall mean the last day of the sixth month from the date of this Agreement or the day the Borrower draws the whole of the Facility Amount, whichever is earlier.


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1.14 Land and Buildings shall mean collectively the land, factory buildings, and the relevant ancillary factory work facilities of the assembly and testing plant in Hukou, Xinzhu ("Plant 3") and that in Longtan, Taoyuan ("Plant 1"), which are owned by the Borrower. The details are shown in SCHEDULE II to this Agreement. "Factory Buildings" shall mean the factory buildings and relevant ancillary factory work facilities of the Land and Buildings.

1.15 Equipment shall mean the machinery, equipment and the relevant ancillary facilities purchased (including refinanced) and installed in the Factory Buildings (Plant 3) by the Borrower with money obtained from the Facility.

1.16 Mortgage Agreements shall mean collectively the Real Estate Mortgage Agreement and the Chattel Mortgage Agreement, as respectively defined in Article
9.2 of this Agreement.

1.17 Mortgages shall mean collectively a first priority real estate mortgage over the Land and Buildings ("Real Estate Mortgage") and a first priority chattel mortgage over the Equipment ("Chattel Mortgage"), as created in favor of the Agent pursuant to this Agreement.

1.18 Mortgaged Objects shall mean collectively the Mortgaged Real Estate and the Mortgaged Chattel.

1.19 Mortgaged Real Estate shall mean the Land and Buildings over which the Real Estate Mortgage has been created in favor of the Agent pursuant to this Agreement.

1.20 Mortgaged Chattel shall mean the Equipment over which the Chattel Mortgage has been created in favor of the Agent pursuant to this Agreement.

1.21 Appraisal Report (a) with regard to each drawdown, the Appraisal Report shall mean the appraisal report on the Land and Buildings issued by China Credit Information Service Ltd. on September 2, 2005; (b) with regard to the adjustment of the insurance coverage, the Appraisal Report shall mean the appraisal report on the Land and Building as of a later date issued by China Credit Information Service Ltd. or other appraiser recognized by the Agent. Net Value shall mean the net value after the deduction of the prevailing land inspection value and depreciation as determined on the basis of the government posted current value, from the appraised value of the objects described in the Appraisal Report.

1.22 Original Loan Agreements shall mean (i) the General Credit Agreement and Respective Provisions Agreement between the Borrower and Chinatrust Commercial Bank as well as the General Credit Agreement between the Borrower and Ta Chong Commercial Bank dated August 12, 2005;


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and (ii) the other agreements entered into by and between the Borrower and
Chinatrust Commercial Bank as well as the Borrower and Ta Chong Commercial Bank based on the credit agreements listed in (i). Original Facility shall mean the facility arising out of the Original Loan Agreement.

1.23 Original Mortgage shall mean the first priority mortgage over the Land and Buildings created by the Borrower in favor of Chinatrust Commercial Bank to secure the Original Facility.

1.24 Assignment Agreement shall be as defined in Article 9.3 of this Agreement.

1.25 Note and Note Authorization shall be as defined in Article 8.1 of this Agreement.

1.26 Guarantor shall mean the parent company of the Borrower in the United States, which is a company organized and incorporated under the laws of the State of Delaware, with address at 1900 South Price Road, Chandler, AZ 85248, U.S.A.

1.27 Letter of Guarantee shall mean the Letter of Guarantee issued by the Guarantor in such form and substance as specified in EXHIBIT 5 of this Agreement.

1.28 Security Documents shall mean collectively the following and all documents relevant to the following: Note, Note Authorization, Letter of Guarantee, Mortgage Agreements, and Assignment Agreement.

1.29 Risk Sharing Ratio shall be as defined in Article 4.6.1 of this Agreement.

1.30 Event of Default shall mean an event listed in Article 10.1 of this Agreement.

ARTICLE 2 FACILITY AMOUNT

2.1 Facility Amount and Purposes

The principal of the Total Facility Amount is [One Billion Eight Hundred and Forty Million New Taiwan Dollars (NT$1,840,000,000)], for the purposes of financing and refinancing the Borrower's Project.

2.2 Term of Facility, Period of Drawdown, and Terms of Repayment

2.2.1 The Facility under this Agreement is a term of five years from the date of this Agreement.


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2.2.2 The Facility Amount may be drawn down by installments but not on a revolving basis.

2.2.3 The Facility Amount shall be fully drawn down within six (6) months of the execution of this Agreement, if not, any balance of the Facility Amount will be automatically cancelled upon the expiration of such six-month period and may no longer be drawn once cancelled.

2.2.4 The outstanding principal of the Facility shall be repaid and decrease by ten equal repayment installments semi-annually from the last day of the sixth month after the execution of this Agreement (such last day being the day of the first installment). In the last installment all outstanding amount due and payable shall be paid in full. The date of such repayment installment is hereinafter called the "Repayment Installment Date". If such date does not fall on a Business Day, the payment may be made on the next succeeding Business Day, provided the schedule regarding the other prescribed Repayment Installment Dates will not be affected.

2.2.5 The Borrower is responsible for making timely payment as necessary in accordance with the Repayment Installment Dates and amounts prescribed in this Agreement, to cause the outstanding amount of the Facility drawn down pursuant to this Agreement, to be repaid and decrease by installments in accordance with the provisions governing its repayment installments.

2.2.6 No Facility Amount which has been repaid and decreased in accordance with the preceding provisions may be drawn anymore. The Facility Amount advanced by each Bank shall be repaid, satisfied and accordingly decrease by a ratio of each Bank's outstanding claims under the Facility which has been drawn, to the sum of all the Banks' outstanding claims under the Facility which has been drawn (Risk Sharing Ratio). The accounts Agent shall determine the distribution on the basis of its own reasonable judgment, without objection from the Borrower and any of the Banks, if it is technically impossible for the indebtedness to be repaid, satisfied and decrease entirely by the above-cited ratio.

2.3 Drawdown

The Borrower shall draw down the Facility Amount to be advanced by each Bank, based on the Commitment Ratio of each Bank, provided the Agent shall determine the distribution portion of such drawdown amount for which the Borrower applies on the basis of its own reasonable judgment, without objection from the Borrower and any of the Banks, if it is technically impossible to draw down the Facility Amount entirely by the above-cited ratio.

2.4 Repayment and Decrease, and Cancellation, of Facility Amount


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2.4.1 The Facility Amount under this Agreement shall be repaid and decrease, or cancelled, in accordance with the applicable provisions of this Agreement.

2.4.2 Each Bank shall perform its relevant undertakings under this Agreement based on its then valid Facility Amount and extend Loans to the Borrower pursuant to the applicable provisions of this Agreement. Notwithstanding, a Bank is not required to maintain or perform any undertaking under this Agreement if it discovers prior to performing such undertaking that such maintenance or performance will result in its violation of laws or regulations or if such Bank is precluded by other applicable laws or regulations from maintaining or performing the obligations under this Agreement (provided the Bank shall immediately notify the Borrower and Agent). If the Bank discovers after performing an undertaking that its maintenance of such undertaking constitutes or will constitute a violation of law on its part, such Bank shall immediately notify the Borrower and Agent with relevant documents sufficient to prove such violation. The Borrower shall then make prepayment or try to relieve the Bank of the relevant obligation(s) within sixty (60) Business Days of its receipt of the notice from the Bank or a longer period permitted by laws and regulations for cure. The Bank's Facility Amount shall immediately be cancelled or decrease to the extent permitted by laws and regulations (no commitment fee is required for any portion of the Facility Amount which the Borrower is precluded as a result of the above from drawing, for the period of such preclusion). The Bank must also make other arrangements for the Borrower for substitute financing under terms comparable to those offered by this Agreement, if the violation of laws or regulations mentioned above is attributable to the Bank. The Bank shall also reimburse the Borrower for any additional funding costs (subject to relevant supporting documents or evidence presented by the Borrower to substantiate its claim of additional funding costs), if the Borrower needs to raise funds by itself with costs higher than the financing costs under this Agreement as a result of the Bank's failure to arrange for substitute financing in a timely manner. However, the Bank shall still negotiate with the Borrower and to the extent permissible by laws and regulations try as best as possible to arrange for or assist the Borrower in obtaining other financing, if the above violation of laws or regulations mentioned above is not attributable to the Bank, provided neither the Agent nor the Bank is required to make any undertaking with respect to whether such other financing may be procured or not.

2.4.3 No Facility Amount under this Agreement may be cancelled for convenience absent the prior concurrence of all the Banks and the Borrower, unless otherwise provided by this Agreement.

2.4.4 The Borrower may, on not less than thirty (30) days' prior written notice to the Agent, request the Agent at any time prior to the Expiration Date of the Drawdown Period to cancel in whole or in part the balance of the Facility Amount, without premium or penalty, provided:


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2.4.4.1 the amount to be cancelled each time shall be in the minimum amount of
Two Hundred Million New Taiwan Dollars (NT$200,000,000), and the excess of Two Hundred Million New Taiwan Dollars (NT$200,000,000) shall be a multiple of Fifty Million New Taiwan Dollars (NT$50,000,000) (unless the then entire balance of the Facility Amount is shy of Two Hundred Million New Taiwan Dollars (NT$200,000,000), in which case such full balance must be cancelled);

2.4.4.2 the Facility Amount that is allowed to be cancelled must not have been actually drawn; and

2.4.4.3 the Borrower shall pay an indemnity to each Bank in a lump sum at the rate of 0.15% with respect to any portion of the Facility Amount which the Borrower cancels in violation of the above provisions.

2.4.5 No Facility Amount may be drawn once cancelled pursuant to this Agreement. The Facility Amount of each Bank shall decrease by its Commitment Ratio upon cancellation, provided the Agent shall determine the distribution on the basis of its own reasonable judgment, without objection from the Borrower and any of the Banks, if it is technically impossible for the Facility Amount of each Bank to decrease entirely by the above-cited ratio.

2.4.6 Unless otherwise provided by this Agreement, the Borrower may, on not less than thirty (30) days' prior written notice to the Agent, prepay in whole or in part the outstanding Facility Amount drawn (Outstanding Loan), without premium or penalty, provided:

2.4.6.1 each prepayment shall be in the minimum amount of One Hundred Million New Taiwan Dollars (NT$100,000,000), and the excess of One Hundred Million New Taiwan Dollars (NT$100,000,000) shall be a multiple of Fifty Million New Taiwan Dollars (NT$50,000,000) (unless the then entire outstanding Facility Amount is shy of One Hundred Million New Taiwan Dollars (NT$100,000,000), in which case such full outstanding amount must be prepaid);

2.4.6.2 prepayment may be made only on the Interest Payment Date;

2.4.6.3 prepayment must be made together with payment in full of all outstanding interest and other sums associated with such prepayment which are then payable; and

2.4.6.4 the Borrower shall bear all losses in fund operation and interest rate differential as suffered by each Bank from the Borrower's prepayment (subject to relevant supporting documents or evidence presented by each Bank to substantiate its claim of losses and costs).

2.4.7 Prepayments of Loans shall be applied against repayment installments of Loans in inverse order of maturity (i.e., in principle the last Loan to mature shall be first prepaid).


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2.4.8 No Facility Amount may be reborrowed once prepaid pursuant to this
Agreement. The Facility Amount of each Bank shall decrease by a ratio of the Bank's outstanding claims under the Facility which has been drawn, to the sum of all the Banks' outstanding claims under the Facility which has been drawn (Risk Sharing Ratio). Notwithstanding, the Agent shall determine the distribution on the basis of its own reasonable judgment, without objection from the Borrower and any of the Banks, if it is technically impossible for the Facility Amount of each Bank to decrease entirely by the above-cited ratio.

ARTICLE 3 LOAN

3.1 Commitment

3.1.1 Subject to the Borrower having complied with the conditions precedent set out in this Agreement, the Borrower may, within the Drawdown Period, draw a Loan to the extent valid, in New Taiwan Dollars, pursuant to this Agreement.

3.1.2 The Facility Amount may be drawn down by installments within the Drawdown Period, but not on a revolving basis.

3.1.3 Each Bank agrees to advance Loans under the Facility Amount to the Borrower pursuant to this Agreement.

3.1.4 Unless otherwise agreed by the Agent, the amount to be drawn by the Borrower each time shall be in the minimum amount of Two Hundred Million New Taiwan Dollars (NT$200,000,000), and the excess of Two Hundred Million New Taiwan Dollars (NT$200,000,000) shall be a multiple of Fifty Million New Taiwan Dollars (NT$50,000,000), provided, however, that the amount to be drawn shall be the then entire balance of the Facility Amount if the such balance is shy of the minimum amount to the drawn, unless otherwise provided by the Agreement.

3.2 Drawdowns

3.2.1 Subject to the Borrower having totally complied with or performed the conditions precedent to drawdown as set out in this Agreement, the Borrower may at any time request, in the form of EXHIBIT 1 hereto ("Drawdown Request"), a drawdown of a Loan hereunder from the Agent, in accordance with the terms and conditions and also schedule set out in this Agreement, unless otherwise provided by the Agreement. Each Bank shall, to the extent of its Facility Amount,


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advance payment to the Borrower by its Commitment Ratio, in the event of a request for drawdown by the Borrower, provided its obligation to advance Loans hereunder is contingent upon none of the following circumstances having occurred to the request for drawdown: (a) the time or duration of the drawdown does not conform to this Agreement; (b) the drawdown is in an amount which would cause the Loans outstanding under the Facility to exceed the then valid Total Facility Amount, or the advances outstanding hereunder of each Bank to exceed its Facility Amount; (c) the amount of the drawdown will exceed the secured debt value or commitment restriction prescribed by this Agreement; (d) the drawdown otherwise does not conform to the other requirements provided for in Article 6 of this Agreement.

3.2.2 Provided that the conditions described above have been met with respect to the requested drawdown, the Agent shall immediately accept the Drawdown Request of the Borrower on behalf of the Banks. Each Drawdown Request, once accepted by the Agent, shall be irrevocable and binding on the Borrower. The Borrower shall reimburse the Banks, at any time upon the Agent's demand, for any costs and losses incurred by the Banks in the event that the Borrower subsequently fails to continue to maintain the relevant conditions precedent to its drawdown or satisfy other conditions precedent to such drawdown to the extent that the amount of drawdown it has requested cannot be advanced in whole or in part (subject to relevant calculations or documentary evidence presented by the Bank(s) claiming such losses and costs).

3.2.3 Upon its receipt of a Drawdown Request from the Borrower, the Agent shall request each Bank by a written notice at least one Business Day prior to the Drawdown Date specified in the Drawdown Request, to advance payment according to the Agent's distribution, stating the date on which each Bank is to make available its Loan and the amount to be advanced by each Bank pursuant to the Drawdown Request. Each Bank shall, pursuant to such notice and this Agreement, make available its advance in immediately available funds not later than 12 a.m. on the Drawdown Date specified in the Drawdown Request, to the account designated by the Agent. The Agent supposedly may assume that each Bank is capable of advancing payment pursuant to the Agreement and, on the basis of such assumption, may further, but is not obligated to, make available the funds to the Borrower on schedule, unless the Agent has received a written notice from any of the Banks prior to the Drawdown Date stating that the Bank is unable to advance the Loan by its Commitment Ratio. Notwithstanding, the Agent is under no obligation to make available or advance any sum to the Borrower on behalf of the Banks, until the Agent actually receives the payment made available by the Banks pursuant to the Agreement. If the Agent makes available to the Borrower the amount of any advance to be made by any Bank which such Bank fails to make available to the Agent pursuant to the Agreement, the Borrower shall at any time upon the Agent's demand refund such amount to the Agent together with daily interest at the highest overnight loan rate posted on Reuters' PIBC page after the close of business each day, for the period from the Drawdown Date to the date of the Agent's actual receipt of the refund.


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3.2.4 Failure by any Bank to make available its advances pursuant to the
Agreement shall not relieve the other Banks of their undertakings to make advances pursuant to the Agreement and shall not relieve the Borrower of its obligations under this Agreement, but, in no event, no other Bank or the Agent shall be liable for the default of the defaulting Bank. Any Bank which fails to make Borrower to substantiate its claim of losses and costs). The Borrower is not required to pay any commitment fee with respect to the amount not yet drawn as a result of any Bank's failure to make available funds pursuant to the Agreement.

ARTICLE 4 FEES, TERMS OF PAYMENT AND GUARANTEE OF PROCEEDS

4.1 Commitment Fee

4.1.1 A commitment fee of 0.2% per annum is payable to each Bank on the actual undrawn amount each day from the date of this Agreement to the Expiration Date of the Drawdown Period, calculated on the basis of a year of Three Hundred Sixty-Five (365) days and actual number of days elapsed. The Borrower shall pay such fee in a lump sum on the Expiration Date of the Drawdown Period, in the form of immediately available funds in New Taiwan Dollars, to the Agent, for distribution and forwarding by the Agent to the Banks pursuant to the applicable provisions of this Agreement.

4.1.2 The business tax and stamp duty arising out of the above commitment fee shall be borne by the Banks.

4.2 Loan Interest

4.2.1 The Borrower shall, on each Interest Payment Date, pay the Agent interest at the applicable Interest Rate, calculated on the basis of a year of Three Hundred Sixty-Five (365) days and actual number of days elapsed, on the then outstanding principal amount of each Loan extended by each Bank. The Borrower shall still pay the principal together with the relevant interest in full even if the date the Borrower repays the principal pursuant to the Agreement (Repayment Installment Date) is not an Interest Payment Date. The Agent will notify each Bank and the Borrower of the Interest Rate of a Loan on the date each Loan is drawn down and thereafter upon the commencement of each Interest Period, after consulting the relevant units. If there is any variation of the Reference Interest Rate, the Interest Rate will not be adjusted until the commencement date of the next Interest Period.



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4.2.2 The Borrower shall pay interest on schedule for each Interest Period from the Initial Drawdown Date. The last day of each Interest Period shall be the Interest Payment Date. The Agent will calculate interest at the applicable Interest Rate by the actual duration of the Loan and notify the Borrower of such interest. The Borrower shall pay interest to the Agent in immediately available funds in New Taiwan Dollars on each Interest Payment Date, for distribution and forwarding by the Agent to the Banks pursuant to the applicable provisions of this Agreement.

4.2.3 The business tax and stamp duty arising out of the above interest shall be borne by the Borrower.

4.2.4 The Borrower hereby agrees enterprises engaged in banking are still required by the applicable provisions of the Value-Added and Non-Value-Added Business Tax Law to allocate 3% of their sales for writing off overdue loans or setting aside allowances for bad debts, notwithstanding the prescription by such law of a 2% business tax rate for the bank industry. Thus, the business tax which the Borrower shall bear pursuant to this Agreement remains payable at the rate of 5%. In the event of a change to the business tax rate in the future, the new rate shall apply, provided the portion associated with the required allowances for bad debts shall still be borne by the Borrower as long as the requirement for such allowances to be set aside by enterprises engaged in banking exists.

4.3 Other Payments

The Borrower shall pay the Coordinating Arrangers and Agent all fees associated with the Coordinating Arrangers' formation of the Banks and the Agent's management of all affairs pertaining to this Agreement. The contents will be determined through agreement by the Borrower with the Coordinating Arrangers and Agent.

4.4 Terms of Payment and Compensatory Interest

4.4.1 The Borrower shall pay, pursuant to the applicable provisions of this Agreement, all sums which it is required by this Agreement or related documents to pay, in immediately available funds in New Taiwan Dollars, before 12 noon on the due date, according to the type and nature of its indebtedness, such as principal, interest or fee. All interest rates or rates under this Agreement will be rounded up to the nearest fourth decimal, and interests or fees will be rounded up to the New Taiwan Dollar.

4.4.2 If the Borrower or Guarantor makes payment in a currency other than New Taiwan Dollars or (for whatever reason) the repayment actually received by the Agent or Banks is in a currency other than New Taiwan Dollars, the above-mentioned payment or repayment will not be deemed paid pursuant to the Agreement and will not relieve the Borrower or Guarantor of its liability unless such


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other currency has been fully converted into New Taiwan Dollars and the converted New Taiwan Dollars have been remitted to the account or place designated by the Agent; the Borrower or Guarantor shall further assume the relevant foreign exchange risk. The Borrower or Guarantor shall also be responsible for securing in a timely fashion all approvals, including foreign exchange approvals, necessary for making all relevant payments in New Taiwan Dollars, and shall make no defense based on its default on payment pursuant to the Agreement due to its failure to secure the relevant approvals. If the Agent or a Bank is required to calculate its claims in a currency other than New Taiwan Dollars for the purposes of exercising its rights, the Borrower or Guarantor shall be responsible for any shortfall and the Agent, and the Bank are further entitled to claim against the Borrower or Guarantor, if the amount after conversion into New Taiwan dollars is actually shy of the amount payable to the Agent or Bank.

4.4.3 Any sum payable may be paid on the next succeeding Business Day if the due date thereof is not a Business Day, unless such next succeeding Business Day falls in another calendar month, in which case the payment shall be made on the immediately preceding Business Day (and interest payable on such sum if such sum is principal, will be payable for the actual number of days elapsed).

4.4.4 If any of the above payments is not paid on schedule when payable, the Borrower shall make immediate payment pursuant to the Agreement along with interest to each Bank and/or the Agent at the Compensatory Interest Rate, calculated on the basis of a year of Three Hundred Sixty-Five (365) days and actual number of days elapsed, on the outstanding sum, for the period from the due date to the date of actual receipt by each Bank and/or the Agent of the payment. However, if the outstanding sum is interest, the default interest will be 10% and 20% of the sum overdue for not more than six (6) months and in excess of six (6) months respectively. The Agent may determine the amount of such payment based on its calculation from time to time and notify the determined amount to the Borrower. Within three (3) days after receiving the above-mentioned notice from the Agent, the Borrower shall immediately make the payment to the Agent for forwarding by the Agent to the Banks pursuant to the applicable provisions of this Agreement.

4.4.5 Unless otherwise provided by this Agreement, no other payment payable by the Borrower under this Agreement will carry the effect of repayment unless paid by the Agent to each Bank in accordance with this Agreement or other relevant contracts. The Agent shall distribute and forward the above payments to each Bank upon its receipt of such payments, save payments to be collected solely by the Coordinating Arrangers or the Agent, provided each Bank shall issue a receipt or proof and directly send the same to the Borrower with respect to each payment collected by the Bank.

4.5 Cost Increase, Taxes and Change of Law

4.5.1 In the event a change in laws or regulations or in the interpretation of laws or regulations by the competent authority, or a direction or requirement of the competent authority, results in: (a) a change in the rate or tax base of the taxes payable by the Banks on the transaction contemplated under this Agreement or on the payments payable by the Borrower to the Banks pursuant to this Agreement (except changes in the mandatory tax rate imposed on the net income of the Banks by the R.O.C. government or the jurisdiction of the incorporation of the Banks); (b) an increase or change in the Facility, or an application of any reserve, special deposit or similar regulations to the Facility; or (c) an increase in the costs for the Banks or Agent to perform or maintain undertakings, or a decease in the amounts otherwise receivable by the Banks or Agent under this Agreement, to the extent that the Majority Banks or Agent deems material, then the Borrower shall, upon demand by the Banks or Agent, pay within ten (10) days or before the deadline mutually agreed by the Agent and the Borrower, the additional sums to the Banks or Agent as indemnity for the increase in costs or decease in revenue to the Banks or Agent. The impact of the above change of law shall be based upon relevant documentary evidence presented by the affected Bank(s) or Agent of the increase in costs or decrease in revenue. Notwithstanding the above, the Borrower may, on not less than fifteen
(15) days' prior written notice to the Agent, prepay in whole (but not in part) the outstanding Facility Amount drawn (outstanding Loan) and is not subject to fees, penalties or any obligations under Article 2.4.6 (a), and (b), but is still subject to Article 2.4.6 (d) if the Borrower prepays the outstanding Facility Amount drawn without giving no less than thirty (30) days' prior written notice.

4.5.2 The Borrower shall neither make any withholdings or deductions off any payment which it pays pursuant to this Agreement, nor offset any payment which it pays pursuant to this Agreement against the indebtedness to any Bank. In addition to taxes which the Banks or Agent is required by the above provision to bear, if the Borrower shall be required by law to make any such withholding from any payment under this Agreement, the sum payable by the Borrower shall be increased so that after all required withholdings, including additional withholdings in response to the increase in the sum paid under this subparagraph, the Banks and Agent receive an amount equal to the sum they would have received had no such withholdings been made.

4.5.3 All other present and future taxes and fees payable or incurred from the execution or registration of this Agreement, Security Documents or other related documents shall be borne by the Borrower, unless otherwise expressly provided by this Agreement. If the Banks or Agent pays such taxes on the Borrower's behalf, the Borrower shall reimburse the exact amount within ten (10) days or before the deadline mutually agreed by the Agent and the Borrower after receipt of notification, or it shall pay interest at the Compensatory Interest Rate for the period from the date the Banks or Agent gives the above-mentioned notification to the Borrower to the date the Borrower actually pays full reimbursement.

4.6 Application of Payments

4.6.1 Any sums received by the Agent from its exercise of rights pursuant to this Agreement, Letter of guarantee, Mortgage Agreements, Security Documents and all other associated documents shall be applied in the following order of priority: (a) first, to all expenses and fees, including a facility fee payable to the Agent, incurred by the Agent from its exercise of rights pursuant to this Agreement, Letter of guarantee, Mortgage Agreements, Security Documents and all other associated documents, which expenses and fees have been reimbursed by neither the Borrower nor any Bank; (b) then to all outstanding fees and interests, including interests or default interests to be calculated at the Compensatory Interest Rate, payable by the Borrower to the Agent and the Banks under this Agreement; (c) then to distribution to each Bank pursuant to the applicable provisions of this Agreement (or to the decision of the Agent in the absence of an express agreement), by the Agent on the basis of the nature of each sum received, by a ratio of each Bank's outstanding claims under the Facility which has been drawn, to the sum of all the Banks' outstanding claims under the Facility which has been drawn (Risk Sharing Ratio).

4.6.2 Unless otherwise provided by this Agreement, the Agent shall forward to the Banks pursuant to the Agreement all sums received from the Borrower that shall be forwarded to the Banks, upon actual receipt of such sums, for the Banks to apply towards the indebtedness due from the Borrower to the Banks in the order of priority prescribed by this Agreement or laws and regulations. In the event that the sums mentioned above are insufficient to pay all sums in a specific category to the relevant Banks in the same order of priority, the Agent shall distribute such sums to each Banks pro-rata to the claims to which each Bank is entitled under such category (Risk Sharing Ratio).

4.7 Facility Records

The Agent shall maintain records relevant to the Facility, documenting the drawdowns of the Facility Amount by the Borrower and the payments made by the Borrower and Guarantor to each of the Banks. Details of the outstanding sums due from the Borrower under this Agreement shall be as documented in the Agent's records above, unless the Borrower can present specific evidence of manifest errors in such records. Whether the records are compiled by the computer or manually, unless the contents are wrong and must be corrected, the Borrower agrees to acknowledge the entire contents of the records. The Borrower further agrees to issue a new negotiable instrument or certificate of claims to the Agent according to the Agent's records if any negotiable instrument or other certificate of claims provided by the Borrower to the Agent pursuant to the Agreement is lost, damaged or destroyed. The Borrower shall further lend its unconditional support at all times in the event the Agent is required by laws or regulations to report loss and proceed with other relevant formalities due to the loss, damage or destruction of any negotiable instrument or other certificate of claims.

ARTICLE 5 INTERESTED PARTIES

5.1 Several Obligations of the Banks

The relevant obligations of the Banks under this Agreement are all independent and several of one another. Each Bank shall perform its own undertaking to extend facilities in accordance with this Agreement. No action or inaction on the part of any Bank will result in any right or obligation on the part of another Bank. The Banks are not jointly liable with one another for the obligations under this Agreement.

5.2 Joint and Several Claims of the Banks

5.2.1 All claims of a Bank and the Agent under this Agreement and the relevant contracts against the Borrower, Guarantor and relevant obligors are joint and several claims under Article 283 of the Civil Code, notwithstanding the several and independent obligations of the Banks to perform their respective undertakings to the Borrower pursuant to this Agreement to the extent of their respective Facility Amounts. Any of the Banks and the Agent are entitled by law to claim performance in whole or in part of the above claims against the Borrower, Guarantor and relevant obligors, provided all the Banks and the Agent agree to share their rights and interests and exercise their rights under this Agreement, in accordance with the applicable provisions of this Agreement. (In other words, except in their exercise of the right to set-off under this Agreement, no Bank may take any action with respect to any matter under this Agreement absent the written concurrence of the Majority Banks, or perform any action or inaction that conflicts or is inconsistent with the decisions of the Majority Banks.)

5.2.2 The Borrower, Banks and Agent all agree that the Agent shall be payee of the Notes issued by the Borrower pursuant to this Agreement, and also the mortgagee, assignee or security right holder entitled to hold, control, manage and exercise in the capacity of a joint and several creditor pursuant to this Agreement, the Mortgage Rights, Assignment Agreement, Letter of Guarantee and other warranties provided by the Borrower pursuant to this Agreement, and to further share the above interests with the Banks in accordance with this Agreement in the Agent's capacity of a joint and several creditor.

5.2.3 Each of the Banks and the Agent shall, pursuant to this Agreement, share the risks as well as the security interests under the Facility by the Risk Sharing Ratio applicable to each Bank.

ARTICLE 6 CONDITIONS PRECEDENT TO DRAWDOWN

6.1 Initial Drawdown

The Borrower's initial drawdown of the Facility Amount under this Agreement is subject to the conditions precedent that at least seven (7) Business Days prior to the requested date for such drawdown the Agent shall have received all of the following documents in form and substance satisfactory to the Agent:

6.1.1 Evidence, including, without limitation, resolutions and minutes of board of directors' meetings that the Borrower has completed all necessary internal corporate acts and is authorized to enter into, deliver and perform this Agreement, the Security Documents and other associated contracts or documents; and evidence that the person signing this Agreement, the Security Documents and other associated contracts or documents on behalf of the Borrower has been duly authorized by the Borrower;

6.1.2 The Borrower's Articles of Incorporation, business license and amended incorporation registration form, including roster of directors and supervisors;

6.1.3 Letter of guarantee issued by the Guarantor in form and substance consistent with EXHIBIT 5 of this Agreement;

6.1.4 The Guarantor's incorporation registration documents and resolutions and minutes of board of directors' meetings, that the Guarantor has completed all necessary corporate acts and is authorized to enter into, deliver and perform the Letter of guarantee and evidence that the person signing the Letter of guarantee on behalf of the Guarantor has been duly authorized by the Guarantor;

6.1.5 Evidence that the Guarantor has designated a service agent in accordance with the Letter of Guarantee.

6.1.6 Evidence that the Guarantor and other shareholder of the Borrower has increased its cash investment in the Borrower by not less than Two Hundred Million New Taiwan Dollars (NT$200,000,000) and caused the Borrower to complete capital increase by cash, raising the Borrower's paid-in capital to Seven Billion One Hundred Eighty-Nine Million Three Hundred and Eight Thousand Four Hundred and Ninety New Taiwan Dollars (NT$5,389,308,490);

6.1.7 Assignment Agreement duly executed by the Borrower in accordance with this Agreement;

6.1.8 Note and Note Authorization issued by the Borrower in accordance with this Agreement;

6.1.9 Favorable written legal opinions of the Banks' counsel on legal matters relevant to the Facility under the laws of the Republic of China, New York State and Delaware State; and

6.2 Each Drawdown

With respect to each drawdown, including the initial drawdown, of the Facility Amount by the Borrower, the obligations of the Banks to perform their undertakings pursuant to this Agreement are subject to the following conditions precedent (photocopies presented must have been certified by the document provider as true, accurate and complete copies):

6.2.1 The Agent shall have received the following documents at least five (5) Business Days prior to the requested date for each drawdown by the Borrower (or seven (7) Business Days prior to the requested date for initial drawdown):

6.2.1.1 The Drawdown Request submitted by the Borrower in accordance with this Agreement;

6.2.1.2 The Borrower shall submit the following if it desires to draw the Facility Amount with the Land and Buildings as collateral:

6.2.1.2.1 Appraisal Report obtained by the Borrower with respect to the Land and Buildings;

6.2.1.2.2 Evidence that with respect to the Original Mortgage over the Land and Buildings, the Borrower has entered into a Real Estate Mortgage Agreement (and Supplement) in the form and content indicated in EXHIBIT 6 hereto with Chinatrust Commercial Bank as well as duly executed other relevant documents required by the Agent, and has completed the registration of the amendments to the mortgage registration amount, security scope, and valid term in connection with the mortgage over the Land and Buildings pursuant to the above-mentioned Real Estate Mortgage Agreement (and Supplement) and relevant documents.

6.2.1.2.3 Evidence that the amount of drawdown requested by the Borrower is not less than the outstanding amount of the Original Facility and such drawdown will first be used to fully repay the outstanding amount of the Original Facility.

6.2.1.2.3 Evidence that the Borrower has, with respect to the Factory Buildings, duly arranged insurances pursuant to this Agreement (the insured amount and coverage shall conform to this Agreement); assigned all rights and interests in the insurances to the Agent pursuant to the

Assignment Agreement, naming the Agent as the loss payee of such insurances on a priority basis; and obtained the relevant undertakings from the insurance company and delivered the same to the Agent.

6.2.1.3 The Borrower shall submit the following if it desires to draw the Facility Amount with the Equipment as collateral:

6.2.1.3.1 Evidence of drawdown of the particular Loan to obtain funds for financing the Borrower's purchase of the Equipment, including invoices, details of the equipment, import declaration, auditor's report issued by a CPA, or other relevant supporting documents demanded or recognized by the Agent, collectively called "Evidence of Drawdown"), which evidence is dated not more than twelve
(12) months of the requested Drawdown Date;

6.2.1.3.2 Evidence that the Equipment has been installed and the Borrower has, pursuant to the applicable provisions of this Agreement, duly executed a Chattel Mortgage Agreement and created a first priority Chattel Mortgage capped at 145% of the amount drawn on such occasion in favor of the Agent with respect to the Equipment; and

6.2.1.3.3 Evidence that the Borrower has, with respect to the Equipment, duly arranged insurances pursuant to this Agreement (the insured amount and coverage shall conform to this Agreement); assigned all rights and interests in the insurances to the Agent pursuant to the Assignment Agreement, naming the Agent as the sole loss payee of such insurances on a priority basis; and obtained the relevant undertakings from the insurance company and delivered the same to the Agent.

6.2.2 Up until each Drawdown Date, (a) no Event of Default described in this Agreement or no possible Event of Default due to a lapse of time has occurred;
(b) the representations and warranties made by the Borrower in this Agreement are all true and accurate; (c) the Borrower has fully paid all costs and sums required by this Agreement to be paid by the Borrower to each Bank; and (d) no event entitling the Banks to disrupt funding under the Facility Amount pursuant to this Agreement has occurred.

6.3 Restrictions on Commitment

The amount of Loan which the Borrower is to actually draw shall be limited as follows ("Secured Debt Value"):

6.3.1 The amount of Loan to be drawn by the Borrower with the Equipment as collateral is capped at 70% of the purchase price of the Equipment as specified on the Evidence of Drawdown after depreciation. For the purpose of such calculation:


         DEPRECIATION = PURCHASE PRICE SPECIFIED ON THE EVIDENCE OF DRAWDOWN
         DIVIDED BY 5 (YEARS) X

         NUMBER OF MONTHS FROM THE DATE OF THE EVIDENCE OF DRAWDOWN TO THE DRAWDOWN DATE

6.3.2 The amount of Loan to be drawn by the Borrower with the Land and Buildings as collateral is capped at 70% of the Net Value.

6.3.3 The entire Loan amount to be drawn by the Borrower is capped at the sum of the amounts in Articles 6.3.1 and 6.3.2.

6.3.4 Any conversion of currencies involved in the calculation of the amounts above shall be made on the basis of the exchange rate specified in the relevant import declaration.

ARTICLE 7 BORROWER'S REPRESENTATIONS AND WARRANTIES

The Borrower hereby represents and warrants as follows:

7.1 The Borrower is a duly incorporated and legally existing company under the laws of the Republic of China with all lawful power and authority to own its assets and conduct its business.

7.2 The Borrower has obtained all necessary authorizations in accordance with the company's internal procedure to execute, deliver and perform this Agreement, the Mortgage Agreements, Security Documents and all other documents relevant to this Agreement.

7.3 The execution, delivery and performance by the Borrower of this Agreement, the Mortgage Agreements, Security Documents and all other relevant documents do not violate any law or regulation, the Articles of Incorporation or other internal rules of the Borrower, have no material adverse effect on the obligations of the Borrower under any other material contract, and do not result in a breach by the Borrower of any other material contract.

7.4 This Agreement, the Mortgage Agreements, Security Documents and all other documents relevant to this Agreement constitute legal, valid and binding obligations of the Borrower.

7.5 All Mortgaged Objects are legally registered properties of the Borrower. The Borrower is entitled and empowered to dispose of such properties. Ownership of any building or work structure within the Mortgaged Objects which has not been registered ("Unregistered Building") is also vested in the Borrower. The above objects are currently being used by the Borrower, without being leased to others. Except to the Original Mortgage (the outstanding loan secured by the Original Mortgage shall be fully repaid after the Borrower requests the drawdown secured by the Land and Buildings) and unless otherwise agreed in this Agreement, neither the Land and Buildings nor the Equipment are subject to any lien in favor of another person, nor has the Borrower undertaken to another person to create any security interest or charge over, or otherwise disposed of, the Land and Buildings or the Equipment.

7.6 The Borrower has procured all approvals, permits, licenses required for the operation of its current business and implementation of the Project pursuant to the applicable laws and regulations, including, without limitation, approvals, permits, licenses in connection with environmental protection, pollution control, treatment of waste etc. Such approvals, permits, licenses all continue to be in force and effect. Nothing occurs with respect to the Borrower which may result in a revocation of the above approvals, permits, licenses by the competent authority which will cause an adverse effect on the business and financial condition of the Borrower.

7.7 All statements and information in connection with the Facility, Borrower, Equipment, major shareholders of the Borrower, as contained in the Syndicated Loan Statement ("Statement") furnished by the Borrower to the Coordinating Arrangers with respect to the Facility, a copy of which was forwarded by the Coordinating Arrangers to each Bank in September 2005, and other reporting information provided by the Borrower before the execution of this Agreement appropriately reflect the Borrower's condition. The Borrower has not omitted any material fact necessary to make the statements contained herein, when taken as a whole misleading. Notwithstanding, the Borrower's financial projections and explanations, current market condition and prospects, and all relevant opinions are compiled on the basis of facts understood by the Borrower and reasonable judgment of the Borrower. Therefore, the actual results therefrom may be different from the proposed results. The representations and warranties made by the Borrower under this Article 7.7 are true and correct as of the date of this Agreement.

7.8 Except as disclosed in the financial statements or otherwise in writing by the Borrower to each Bank, there is no suit, non-litigious proceeding, arbitration, enforcement, administrative dispute proceeding or other contention involving the Borrower which is reasonably expected to have or will have a material adverse effect on the Borrower or the Facility or may impair the exercise or performance of any relevant rights or obligations under this Agreement by the Borrower.

7.9 There is no Event of Default by the Borrower and neither this Agreement nor the Facility will result in a possible Event of Default to the Borrower and it is not in default of any other contract where such default may have a material adverse effect on the Facility or the business or financial condition of the Borrower.

7.10 There is no petition by or against the Borrower for windup, dissolution and liquidation, bankruptcy, corporation reorganization, relief or other similar legal proceeding; nor is any of the above-mentioned proceedings underway or pending with respect to the Borrower.

7.11 Unless otherwise expounded by the Borrower in the financial statements furnished to the Agent, or otherwise advised by the Borrower to the Banks and Agent in writing prior to the execution of this Agreement, the claims of each Bank against the Borrower under this Agreement rank at least pari passu in priority of payment with all unpreferred or unsecured claims of any other person against the Borrower (except for claims mandatory preferred by law); provided, that the Agent in its capacity of a joint and several creditor and acting for the benefits of the Banks shall, at all times, from and after registration of the Mortgages contemplated by this Agreement, have a first priority security interest over the Land and Buildings and Equipment.

7.12 The CPA audited financial statements of the Borrower as at and for the period ended December 31, 2004 and the financial statements prepared by the Borrower but not audited by the CPA as at and for the period ended September 30, 2005, copies of which have been delivered to the Agent and each Bank, are correct in all material respects and have been prepared in accordance with generally accepted R.O.C. accounting principles and fairly present the financial condition and operations of the Borrower as of the date thereof and for the period then ended all in accordance with generally accepted R.O.C. accounting principles consistently applied. There are no material liabilities of the Borrower as of the date of such financial statements that are not reflected therein or in the notes thereto, except as otherwise disclosed by the Borrower to the Banks and the Agent in writing. The representations and warranties made by the Borrower under this Article 7.12 are true and correct as of the date of this Agreement.

ARTICLE 8 BORROWER'S UNDERTAKINGS

In addition to other undertakings made by the Borrower under this Agreement, the Borrower undertakes and agrees that as of the date of this Agreement and until such time that each and all of its liabilities and obligations under this Agreement, the Security Documents, and all other relevant agreements and documents have been fully discharged and performed, it shall duly perform the following obligations:

8.1 Upon executing this Agreement and prior to the initial Drawdown, the Borrower shall issue a Note stipulating the Agent as the beneficiary and the Total Facility Amount as the face value, with the expiry date being left blank (the format and contents shall be as set out in EXHIBIT 2, hereafter the

"Note"). The Borrower shall also issue a note authorization (the format and contents shall be as set out in EXHIBIT 3, hereafter the "Note Authorization"). The Note and the Note Authorization shall be delivered to the Agent for safekeeping, and the Borrower unconditionally and irrevocably authorizes the Agent to insert the expiry date, interest rate (being the Compensatory Interest
Rate) and the commencement date of the interest period in accordance with relevant provisions of this Agreement in the event of the occurrence of an Event of Default, and to exercise all rights under the Note. As of the Note issue date, a new Note shall be issued in the same format and with the same contents but the face amount of the such new Note may be decreased to the amount equivalent to the Outstanding Loan at least once every two (2) years. The Agent and the Banks agree that the said Note and the Note Authorization shall be immediately and unconditionally returned to the Borrower when the Borrower has discharged all relevant liabilities under this Agreement and other relevant agreements.

8.2 The Borrower shall at all times: (a) maintain the existence, nature of business and scope of business of its company or other reasonable extended business within the scope of this Agreement, and maintain approvals, licenses and permits required to be obtained and maintained for the purposes of operating the said business and performing matters stipulated in this Agreement on a timely basis except where the Borrower's failure to maintain such approvals, licenses, and permits would not have adverse effects on the business or financial condition of the Borrower; (b) comply with all laws, regulations and requirements issued by all government authorities with jurisdiction over such matters (including but not limited to requirements relating to environmental protection, pollution prevention and disposal of waste products) except where the Borrower's failure to comply with laws, regulations and requirements would not have adverse effects on the business or financial condition of the Borrower;
(c) prepare and keep appropriate accounting records; and (d) make timely payments of all taxes and regulatory fees payable in relation to the Borrower's company income or assets, except where such payments are contested by the Borrower though administrative remedy procedures in accordance with relevant laws and regulations and prepare sufficient reserves pursuant to the ROC GAAP; and (e) use its reasonable efforts to maintain the Project and all related facilities at all times.

8.3 The Borrower shall ensure at all times that its liabilities under this Agreement and the Security Documents shall enjoy at least the same claims ranking as any other unsecured liabilities of the Borrower (except those liabilities that enjoy a higher claims ranking according to law). In addition, after the Borrower has duly registered the relevant Mortgages in respect of the Mortgaged Objects or assigned the relevant rights or interests in accordance with the various Security Documents, the Agent (in its capacity of a joint and several creditor for the common interest of all Banks) shall enjoy a priority right of claim in respect of the said objects in accordance with this Agreement, and the Agent may share such interests with each Bank in accordance with the provisions of this Agreement.

8.4 The Borrower shall grant a Mortgage over the Land and Buildings and the Equipment in favor of the Agent in accordance with relevant provisions of this Agreement, and shall assign the relevant rights and benefits of insurance claims over such Mortgaged Objects to the Agent in accordance with the Assignment Agreement. The Borrower shall also ensure that the said warranted rights are in compliance with the requirements of this Agreement at all times during the valid period of this Agreement. In order to ensure the completeness and validity of the said warranted rights, the Borrower shall execute all other necessary documents and perform all other necessary acts that should be issued according to law or generally applicable customs of the banking industry from time to time, upon the reasonable request of the Agent.

8.5 In the event of any of the following, the Borrower shall promptly notify the Agent in writing and explain the measures that it has adopted (which shall not affect any rights that the Agent or a Bank may exercise under this Agreement):
(a) A dispute arises in relation to the Land and Buildings or the Equipment; (b) A license or approval obtained by the Borrower and necessary for the Project or its business operations has expired or is cancelled; (c) There is a substantive material change to the business, operations, management, personnel structure, finances or principal assets of the Borrower; (d) The Borrower has newly incurred any mid- or long-term liabilities, except shareholder loans granted by the Guarantor, in excess of the amount of Two Hundred Million New Taiwan Dollars (NTD200,000,000) or the equivalent in any foreign currency; (e) The Borrower is involved in any currently pending litigious or non-litigious action, arbitration, compulsory execution, judicial or administrative investigation, dispute or any other similar proceedings to be heard by a court, arbitration tribunal, taxation authority or any other governmental authority, and the monetary amount of its involvement is Two Hundred Million New Taiwan Dollars (NTD200,000,000) or more, or the equivalent in any foreign currency; (f) An insurance event occurs in respect of a Mortgaged Object; or (g) An Event of Default occurs.

8.6 During the valid period of this Facility and until such time that the Borrower has completely discharged all liabilities occurring under this Agreement, the Borrower may not engage in any of the following acts except with the prior written consent of the Majority Banks: (a) Sell, assign, lend, lease, remove, reconstruct, encumber, mortgage or in any other way dispose of all or part of the Mortgaged Objects (irrespective of whether such mortgages have been duly registered) (this does not apply to an act under Article 9.2.5 of this Agreement), or engage in any other act that will reduce the value of the Mortgaged Objects, or remove the Mortgaged Objects to a location other than that stipulated in the Chattel Mortgage Agreement; (b) Make a material change to its principal business items or nature of business; (c) Merge with another entity (this does not apply where the Borrower is the subsisting company, and the merger has been determined by the Majority Banks as having no detrimental effect on the finances and business of the Borrower), or conduct a spin-off over the company; (d) Sell, lease or in any other way assign or dispose of the Mortgaged Objects, including the collateral for substitution of the Mortgage Objects pursuant to this Agreement ; (e) Become directly or indirectly responsible for the liabilities of another person by means of accepting the said liabilities, issue a guarantee or endorsement or by any other means, or lend the funds of the company to others, provided that this does not apply to the loans, guarantees or endorsements provided by the Borrower to the Guarantor or the Guarantor's subsidiaries.

8.7 Upon the advance written notice and reasonable request of the Agent from time to time and provided that it does not interfere with normal operations of the Borrower, the Borrower shall permit the representatives or agents of the Agent and the Banks to enter the relevant premises of the Borrower for the purposes of inspecting the various Mortgaged Objects, or reviewing or making records of extracts of various accounts, records or documents that are relevant to the Borrower's ability to perform its obligations under this Agreement, the Security Documents or other relevant agreements.

8.8 Until such time that the Borrower has discharged all of its liabilities under this Agreement, it shall adhere to the following financial standards at all times (based on the Borrower's own unaudited and uncertified half-yearly financial statements, and the annual financial statements duly audited and certified by an account; the standards shall be verified at least once every six
(6) months, and shall be verified whenever the Agent deems necessary):

(a) The liquidity ratio (liquid assets divided by liquid liabilities) shall not be less than 80%. For the purposes of calculating this ratio:

    (i) CURRENT RATIO = CURRENT ASSETS DIVIDED BY (CURRENT LIABILITIES - RELATED PARTY TRANSACTIONS)

    (ii) "RELATED PARTY TRANSACTIONS" SHALL MEAN THE AMOUNT OF LOANS GRANTED BY THE GUARANTOR TO THE BORROWER (ACCOUNTING ITEM: PAYABLE TO RELATED PARTY -- FINANCING)

(b) The debt ratio shall not exceed 100% in year 2005, 110% in year 2006, and 120% commencing from year 2007. For the purposes of calculating this ratio:

    (i) DEBT RATIO = (TOTAL LIABILITIES - RELATED PARTY TRANSACTIONS) DIVIDED BY (TANGIBLE NET WORTH + OUTSTANDING GUARANTEES & ENDORSEMENTS)

    (ii) "OUTSTANDING GUARANTEES & ENDORSEMENTS" SHALL MEAN THE OUTSTANDING AMOUNT OF GUARANTEES AND ENDORSEMENTS GRANTED BY THE BORROWER IN ACCORDANCE WITH ITS "GUARANTEES & ENDORSEMENTS REGULATIONS".

(c) Tangible Net Worth (Net Worth less Intangible Assets plus Related Party Transactions) shall not be less than Three Billion New Taiwan Dollars (NTD3,000,000,000).

Unless otherwise provided in this Agreement, the contents and definitions of the above accounting terminology shall be in accordance with the contents and definitions adopted by the Republic of China's Generally Accepted Accounting Principles (hereafter "ROC GAAP").

8.9.1 Within ninety (90) days of the end of each first half of the Borrower's accounting year, the Borrower shall provide the Agent (to forward to each Bank) with the internal financial statements of the Borrower for such period (where such statements are required by law to be audited and certified by an accountant, the Borrower shall also provide the audit report and relevant notes), which shall include the consolidated (not required if preparation of consolidated statements is not required by law) and unconsolidated balance sheets, profit and loss statements, and cash flow statements of the Borrower for such period, together with the same data for the same period of the preceding accounting year. The said statements shall be as detailed as reasonably possible, and the information shall be presented in New Taiwan Dollars and in accordance with ROC GAAP. Upon providing the said financial statements, the Borrower shall also attach a declaration issued by the executive financial officer (in the form set out in EXHIBIT 4), setting out calculations for the various financial standards required under this Agreement, and declaring that no Event of Default described in this Agreement has occurred.

8.9.2 Within one hundred twenty (120) days of the end of each accounting year of the Borrower, the Borrower shall provide the Agent (to forward to each Bank) with the audit report and notes in respect of the Borrower for the year, which shall include the consolidated (not required if preparation of consolidated statements is not required by law) and unconsolidated balance sheets, profit and loss statements, cash flow statements, change of shareholders equity table, and overview and profit and loss statement of long-term investments of the Borrower for such period. The said statements shall be as detailed as reasonably possible, and the information shall be presented in New Taiwan Dollars. The audit report shall be prepared and certified by an independent accounting firm approved by the Agent, in accordance with the generally applicable audit standards. Information contained in the said statements shall be prepared in accordance with generally accepted accounting principles. Upon providing the said financial statements, the Borrower shall also attach a declaration issued by the executive financial officer (in the form set out in EXHIBIT 4), setting out calculations for the various financial standards required under this Agreement, and declaring that no Event of Default described in this Agreement has occurred.

8.9.3 The Borrower shall ensure that the Guarantor will provide the financial statements of the Guarantor to the Agent to forward to each Bank, on a timely basis, in accordance with provisions of the Letter of guarantee.

8.9.4 At the reasonable request of the Agent from time to time, the Borrower shall provide all relevant information relating to the finances, business, operations, principal shareholder structure and assets of the Borrower to the Agent. Upon providing the various financial statements, the Borrower shall provide sufficient copies to enable the Agent to distribute a copy to each Bank. The Borrower hereby authorizes the Agent to provide each Bank with the various financial statements and information provided by the Borrower.

8.9.5 The Borrower shall ensure that the contents of the financial statements prepared by the Borrower are in compliance with the laws of the Republic of China and generally accepted accounting principles, and that the substantive contents of the documents and information relating to the Borrower, as provided by the Borrower to the Agent are true, correct and complete in all material respects.

8.10.1 The Borrower shall purchase various insurance policies in respect of the Factory Buildings, the Equipment, its general assets and related businesses, for the sums and events generally insured by companies engaged in the same kind of businesses or by other companies in the same industry with similar assets and risks. The said insurance policies shall be purchased from a reputable insurance company.

8.10.2 The Borrower shall maintain insurance for the Factory Buildings and the Equipment against the risk of fire. The said insurance shall be purchased from a reputable insurance company and the cost of insurance shall be the responsibility of the Borrower. The insured amount: (i) for the Factory Buildings shall not be less than the Net Value of the same; (ii) for the Equipment shall not be less than 110% of the amount drawn upon the Facility Amount on the basis of such Equipment. However, where the book values of the said Objects are decreased due to depreciation as of the year subsequent to the purchase of the said insurance, the insured amounts may be reduced accordingly, provided that the Borrower shall provide the Agent with a new Appraisal Report evidencing the decrease of the book value, or an audit report issued by an accountant. Insurance benefits derived from the aforementioned insurance policies shall be transferred to the Agent in accordance with the provisions of the Assignment Agreement, and the Agent shall be named as the sole beneficiary with priority. The Borrower shall also obtain a Letter of Undertaking from the relevant insurers (as detailed in the schedules attached to the Assignment Agreement) as required by the Agent. Stipulations relating to the insurance beneficiary may not be altered without the written consent of the Agent. The insurance policies shall also be annotated with the payout terms approved by the Agent. The original insurance policy and a copy of the premium payment receipt shall both be delivered to the Agent for safekeeping. The Borrower shall complete renewal of the said insurance policies under the same terms prior to expiry of the said policies, and the original copy of the renewed insurance policy and the Letter of Undertaking obtained from the relevant insurers, in the format and contents required by the Agent, shall be delivered to the Agent. In the event that the Borrower fails to purchase or renew the insurances as required under this Agreement, the Agent is entitled (but not obligated) to do so on its behalf, and the related costs shall be borne by the Borrower. In the event that a Bank or the Agent makes payment on behalf of the Borrower, the Borrower shall immediately reimburse the payment upon receiving the notice from the Bank or the Agent, failing which interest shall be assed at the Compensatory Interest Rate from the date that payment is made by the Bank or the Agent until the date of reimbursement by the Borrower.

8.11 As at the signing date of this Agreement, no shareholder of the Borrower -- other than the Guarantor -- has made any shareholders advances to the Borrower or holds any similar claims. In the event that any shareholders advances or similar claim subsequently arises in respect of any shareholders of the Borrower other than the Guarantor, the Borrower may not make any repayment or payment in respect of such shareholders advance or similar claim until such time that all liabilities under the Facility has been repaid, and the Borrower shall obtain from such advancing shareholder a Consent of Subordinate Claim in the form and content stipulated in EXHIBIT 9, and deliver the same to the Agent. The Borrower also agrees that if a shareholder of the Borrower is a subsidiary of the Guarantor and payment of any sum to such shareholder is subject to this Article 8.11, such shareholder shall not make any advances to the Borrower and the Borrower shall not borrow from such shareholder.

8.12 Where the Land and Buildings contain any unregistered buildings, the Borrower may not sell, lease or other dispose of the said unregistered buildings. The Borrower warrants that where it is subsequently possible to register ownership in respect of the said unregistered buildings, the Borrower shall register a mortgage in respect of such buildings in favor of the Agent as collateral for the Facility, and that in the event of exercise of the Mortgages by the Agent, the Agent may also dispose of the said buildings.

8.13 All monies obtained by the Borrower under this Facility shall be used to finance or refinance the Project, and the Borrower may not use the said amounts for any other purpose, although the Agent and the Banks do not have any obligation to monitor the acts of the Borrower in actually using the said monies.


8.14 All representations and warranties made by the Borrower in this Agreement and the Security Documents are correct, true and complete at any time. All representations and warranties under Article 7, except for Articles 7.7 and 7.12, shall be deemed repeated on each Interest Payment Date.

ARTICLE 9 SUPPORT AND COLLATERAL

9.1 Letter of Guarantee

For the purpose of guaranteeing the various obligations of the Borrower under this Agreement, prior to the initial Drawdown the Borrower shall obtain a Letter of Guarantee duly signed by the Guarantor in accordance with the provisions of this Agreement and all other documents relating to the Guarantor as required under this Agreement, and deliver the same to the Agent.

9.2 Mortgage

9.2.1 For the purpose of guaranteeing the various obligations of the Borrower under this Agreement, pursuant to provisions of this Agreement the Borrower shall enter into a Real Estate Mortgage Agreement (and Supplement) in the form and content indicated in EXHIBIT 6 hereto with Chinatrust Commercial Bank as well as duly execute other relevant documents required by the Agent (hereinafter collectively referred to as "Real Estate Mortgage Agreement"). which shall grant a first priority, maximum amount real estate mortgage in respect of all of the Land and Buildings for a maximum amount not less than One Billion Eight Hundred and Forty Million New Taiwan Dollars (NTD1,840,000,000) in favor of the Agent, and shall complete the registration of the amendments to the mortgage registration amount, security scope, and valid term in connection with the mortgage over the Land and Buildings pursuant to the Real Estate Mortgage Agreement. The Agent shall hold and enjoy all rights and interests under the said Mortgage as a joint and several creditor on behalf of all Banks.

9.2.2 For the purpose of guaranteeing the various obligations of the Borrower under this Agreement, pursuant to provisions of this Agreement the Borrower shall execute a Chattel Mortgage Agreement in the form and content indicated in
EXHIBIT 7 of this Agreement and any other related documents necessary for registration of mortgage with competent authority (together hereafter "Chattel Mortgage Agreement"), which shall grant in favor of the Agent a first priority, maximum amount chattel mortgage in respect of all of the Equipment, for a maximum amount not less than 145% of the amount actually drawn on the Facility in respect of the said Equipment, and shall complete the requisite registrations. The Agent shall hold and enjoy all rights and interests under the said Mortgage as a joint creditor on behalf of all Banks.

9.2.3 Upon completing registration of the Chattel Mortgage in respect of the mortgaged Equipment, the Borrower shall affix a sign to each item of the Equipment, in the manner required by the Agent is mortgagee of the said item. Upon affixture of the said signs, photographs shall be taken as evidence, which photographs shall be delivered to the Agent for safekeeping within thirty (30) days of registration of the said Mortgage.

9.2.4 Registration fees and all other related taxes or fees arising from granting and registration of the aforementioned Mortgages (including any agent fees) shall be borne by the Borrower.

9.2.5 In the event that during the effective period of the Facility, the Borrower needs to upgrade its technology by retiring any Mortgaged Object and replacing it with a new one, or any Mortgaged Object becomes irreparably damaged, the Borrower may substitute the retired or damaged object ("Old Object") with a newly purchased object (hereafter "New Object" (Chinese characters), provided that the substitution of Mortgaged Objects shall comply with the following requirements:

9.2.5.1 The invoiced value of a New Object may not be less than the invoiced value of the Old Object;

9.2.5.2 The invoice date of the New Object shall not be more than one (1) year before the date that substitution is requested by the Borrower;

9.2.5.3 Where the accumulated values of Mortgaged Objects (based on invoiced values) requested for substitution by the Borrower within one (1) year does not exceed Two Hundred Million New Taiwan Dollars (NTD200,000,000), the Borrower must first obtain the written consent of the Agent before making the substitution (the Banks hereby authorizes the Agent to solely determine whether to grant consent for the substitution, without needing to separately notify the Banks or obtain their consents); however, where the accumulated values requested for substitution by the Borrower exceeds the aforementioned limit, the Borrower must first obtain the written consent of the Majority Banks.

9.2.5.4 With regard to the New Objects for the purpose of substitution pursuant to Article 9.2.5.3, the Borrower shall complete registration of change of the Mortgaged Objects and transfer of the relevant insurance benefits in accordance with the change (where the change is not registered, the Borrower must first grant a first priority Mortgage and transfer the insurance benefits in respect of the New Object pursuant to this Agreement for the same amount as the Old Object, prior to requesting the Agent to cancel the Mortgage on the Old Object). The Agent may directly proceed with alteration or cancellation of the Mortgage on the Old Object, based on the items approved by the Agent or the Majority Banks for substitution.

9.2.5.5 Where the Borrower is unable to produce an appropriate New Object but nonetheless needs to replace an Mortgaged Object, the Borrower may also produce a term deposit slip issued by a deposit bank approved by the Agent, with a face value no less than the invoiced value of the Old Object, and the Borrower shall grant a pledge over the said term deposit slip in favor of the Agent, in the manner required by the Agent, in place of a New Object as collateral for the Facility. The provisions in Article 9.2.5(c) and (d) above shall apply.

9.2.6 Upon a substitution of Mortgaged Objects pursuant to the provisions of
Article 9.2.5 of this Agreement, the New Object after the substitution (including any pledged term deposit slips) shall be deemed to fall within the definition of the "Mortgaged Objects" under this Agreement.

9.3 Assignment Agreement

For the purpose of guaranteeing the various obligations of the Borrower under this Agreement, pursuant to provisions of this Agreement the Borrower shall execute an Assignment Agreement in the form and content indicated in EXHIBIT 8 of this Agreement ("Assignment Agreement"), which shall assign all insurance benefits in respect of the Factory Buildings and Equipment to the Agent, and shall obtain from the various relevant insurance companies the Letter of Undertaking stipulated in the said Assignment Agreement in respect of the said assignment of benefits, and deliver the same to the Agent.

9.4 Security Interests

9.4.1 Parties to this Agreement agree that: The Agent shall be the mortgagee, the benefit assignee, the insurance beneficiary or other guaranteed beneficiary in respect of the various benefits and interests that each Bank may enjoy under this Agreement concerning the Mortgaged Objects, the Assignment Agreement, the Letter of Guarantee and the Security Documents, and the Agent shall hold, control and exercise such rights and interests as a joint and several creditor, and by virtue of the joint and several creditor relationship the Banks shall proportionally enjoy the said rights and interests in accordance with the proportional risks of the Facility borne by the Banks under this Agreement.

9.4.2 Irrespective of any provisions to the contrary under this Agreement, each Bank agrees that: The various benefits and interests that each Bank may enjoy under this Agreement concerning the Mortgaged Objects, the Assignment Agreement, the Letter of Guarantee and the Security Documents shall be exercised by the Agent in accordance with the relevant provisions of this Agreement and the written instructions of the Majority Banks, for the interest of all of the Banks and the Agent; that unless otherwise provided in this Agreement, no Bank may individually exercise such benefits and interests ; and that the Agent may only exercise such benefits and interests in accordance with the instructions of the Majority Banks.

9.4.3 The Agent and the Banks agree that upon full discharge of all relevant liabilities under this Agreement and other related agreements by the Borrower, and except where the Agent has exercised the relevant guaranteed benefits according to this Agreement, the Security Documents under this Agreement shall be unconditionally returned to the Borrower. Where it is necessary to cancel any registrations in respect of such guaranteed benefits or undertake return procedures, the Agent is hereby fully authorized to do so on behalf of the Banks.


ARTICLE 10 DEFAULT

10.1 Event of Default:

The occurrence of any of the following shall constitute an Event of Default under this Agreement:

10.1.1 The Borrower fails to (a) make any payment of principal or interest under this Agreement or (b) make any payment due to a Bank, the Coordinating Arrangers or the Agent under this Agreement, the Security Documents or any other agreement related to this Agreement (including payment falling due under the original Agreement, or falls due prematurely by virtue of the accelerated maturity provisions stipulated below).

10.1.2 The Borrower fails to perform or violates any condition, undertaking, agreement or obligation towards any Bank, the Coordinating Arrangers or the Bank stipulated under this Agreement or the Security Documents, or performance of such condition, undertaking, agreement or obligation is to become illegal, and this Event of Default is not cured within fourteen (14) days of the earlier when
(a) the Borrower first becomes aware of such failure or (b) the Borrower receives notice from the Agent to cure such default.

10.1.3 The Guarantor fails to perform or violates any condition, undertaking, agreement or obligation stipulated under the Letter of Guarantee, or performance of such condition, undertaking, agreement or obligation is to become illegal, and this Event of Default is not cured within fourteen (14) days of the earlier when (a) the Guarantor first becomes aware of such failure or (b) the Guarantor receives notice from the Agent to cure such default.

10.1.4 Any representation or warranty made by the Borrower within this Agreement or any of the Security Documents, or any other representation made in accordance with this Agreement or the Security Documents, is found to be false in a material respect when made or deemed made or is reasonably deemed by the Majority Banks as becoming false or untrue in a material respect.

10.1.5 Any representation, warranty or other statement made by the Guarantor under the Letter of Guarantee is found to be false in a material respect when made or deemed made or is reasonably deemed by the Majority Banks as becoming false or untrue in a material respect.

10.1.6 (a) The Borrower (whether as a principal borrower or a guarantor) fails to repay the principal or interests of a monetary liability to any financial institution, is subject to accelerated maturity of such liability or circumstances have occurred that permit accelerated maturity of such a liability; or (b) The Borrower (whether as a principal borrower or a guarantor) is subject to accelerated maturity in respect of a monetary liability (including financial leasing, hire-purchase or the like) to any creditor other than a financial institution, or circumstances have occurred that permit accelerated maturity of such a liability, and the accumulated amount of such a liability is Two Hundred Million New Taiwan Dollars (NTD200,000,000) or more, or the equivalent in another currency.

10.1.7 The Guarantor (whether as a principal borrower or a guarantor) fails to repay the principal or interests of a monetary liability to any financial institution or is subject to accelerated maturity of such liability; or (b) The Guarantor (whether as a principal borrower or a guarantor) is subject to accelerated maturity in respect of a monetary liability (including financial leasing, hire purchase or the like) to any creditor other than a financial institution and the accumulated amount of such a liability is Thirty Million US Dollars (US$30,000,000) or more, or the equivalent in another currency.

10.1.8 The Borrower fails to maintain any of the financial ratios stipulated in
Article 8.8 of this Agreement.

10.1.9 The Borrower uses the funds draw on the Facility for a purpose other than as stipulated in this Agreement.

10.1.10 The Borrower fails to purchase and maintain the various insurances required under this Agreement in respect of the Mortgaged Objects.

10.1.11 The Borrower suspends its business for more than thirty (30) consecutive days, or for more than ninety (90) days within a one (1) year period except where such suspension is not sufficient to have a material adverse effect on the Borrower's ability to perform its obligation.

10.1.12 The Borrower gives notice in writing that it is unable to make payment when liabilities fall due, or applies (or is subject to an application) for bankruptcy, is declared bankrupt or unable to repay, or applies (or is subject to an application) for restructuring of the company, is undergoing settlement under the Bankruptcy Act, liquidation, dissolution or any other similar procedures or measures, or admits to any detrimental material statements made by another person against the Borrower in such proceedings.

10.1.13 The Guarantor gives notice in writing that it is unable to make payment when liabilities fall due, or applies (or is subject to an application) for bankruptcy, is declared bankrupt or unable to repay, or applies (or is subject to an application) for restructuring of the company, is undergoing settlement under the Bankruptcy Act, liquidation, dissolution or any other similar procedures or measures, or admits to any detrimental material statements made by another person against the Guarantor in such proceedings.

10.1.14 There is serious damage or loss of a Mortgaged Object, or such Mortgaged Object is subject to compulsory use, compulsory appropriation or confiscation by a government or competent authority which results in a detrimental impact on the Borrower's business operations, provided that if the Borrower promptly provide a sufficient New Object for substitution as requested by the Agent there shall be no Event of Default hereunder in either case.

10.1.15 (a) The Borrower ceases its operations permanently or is ordered to cease its operations permanently; (b) The Guarantor ceases its operations permanently or is ordered to cease its operations permanently; or (c) The Borrower's checks or notes are dishonored and the Borrower fails to provide sufficient cash for such dishonored checks or notes within three (3) days, or the Borrower has been blacklisted by a clearing house.

10.1.16 (a) Any part of the various guarantees or endorsements (including the Note, the Mortgages, the Assignment Agreement, and the Letter of guarantee) under this Agreement is terminated, rescinded, or becomes invalidated or unenforceable, and the Borrower fails to immediately cure the above or repay the Outstanding Loan in full; (b) A Mortgaged Object that is material to the business of the Borrower is subject to provisional attachment, provisional execution or any other preservation proceedings, compulsory execution, attachment, seizure, auction, administrative disposal by a governmental authority, restriction order or any other order in other similar proceedings; or
(c) All or substantially all of the assets of the Borrower other than the Mortgaged Objects is subject to provisional attachment, provisional execution or any other preservation proceedings, compulsory execution, attachment, seizure, auction, administrative disposal by a governmental authority, confiscation, restriction order or any other order in other similar proceedings, which fails to be excluded or dismissed within fourteen (14) days and where the amount in dispute is not less than One Hundred Million New Taiwan Dollars (NTD100,000,000) or equivalent amount in other currency.

10.1.17 The Borrower is subject final and adverse judgments or arbitration awards rendered by the court, arbitration association, or other decisions (which are made in other similar judicial or administrative proceedings and have similar effects as final judgments) and fails to make the payment in accordance with such final and adverse judgments or arbitration awards or other decisions within fourteen (14) days after those judgments, arbitration awards or decisions are rendered.

10.1.18 The Guarantor is subject to irrevocable, final and adverse judgments or arbitration awards rendered by the court, arbitration association, or other decisions (which are made in other similar judicial or administrative proceedings and have similar effects final judgments), and fails to make the payment in accordance with such final and adverse judgments or arbitration awards or other decisions within sixty (60) days after those judgments, arbitration awards or decisions are rendered and where the amount of payment is not less than Ten Million US Dollars (US$10,000,000) and is not sufficiently covered by insurance.

10.1.19 There is any circumstance that causes the Majority Banks, based on their professional judgment in good faith, to determine that it would have a material adverse effect on the finances or operations of the Borrower and the Guarantor taken as a whole, or ability of the Borrower and the Guarantor taken as a whole to perform their obligations under this Agreement and the Letter of Guarantee.

10.2 Identification of Default

In the event of any dispute between the Banks and the Borrower or the Guarantor, or amongst the individual Banks, as to whether an Event of Default has occurred, any Bank may request the Agent in writing to seek confirmation from the Banks, and obtain the determination of the Majority Banks.

10.3 Consequences of Default

10.3.1 Where an Event of Default has occurred, the Facility extended by the Banks to the Borrower shall immediately be suspended, and may not be drawn upon except with the consent of the Majority Banks (at which time the Agent shall notify the Borrower); where the Majority Banks resolve that repayment by the Borrower shall be pursued and the Agent is instructed in writing to do so, the Agent shall immediately take the following steps in accordance with the written instructions of the Majority Banks: (a) notify the Borrower in writing, announcing that all outstanding amounts of the loan principal advanced, interest and any other payments payable by the Borrower to any Bank and/or the Agent under this Agreement shall fall due immediately (at which time the Borrower shall immediately repay all of the aforementioned amounts); and/or (b) exercise its rights as against the Mortgaged Objects and the various benefits and interests under the Assignment Agreement, so that proceeds from disposal of the relevant Mortgaged Objects may be used to repay any amounts outstanding and payable by the Borrower in accordance with the provisions of this Agreement; and/or (c) exercise the rights of the Agent under the Note issued under this Agreement, and claim against the Borrower for payment; and/or
(d) pursue the Guarantor for repayment in accordance with the provisions of the Letter of Guarantee; and/or (e) exercise any other rights granted by law, this Agreement, the Security Documents or any other relevant agreement and document; without being required to issue any further letters of demand, certificate of refusal or any notice unless otherwise provided for in this Agreement. The Borrower and the Guarantor hereby agrees to waive any and all rights to require any Bank or the Agent to issue such letter of demand, certificate of refusal or notice, to the maximum extent that such waiver is permissible by law.

10.3.2 Where an Event of Default occurs, the Borrower shall make payment of interest or penalties to the Banks and/or the Agent in respect of any amounts due but still outstanding, calculated from the date that such amounts becomes due until such time that the amounts are actually paid by the Borrower (including but not limited to the principal, interest, penalties, fees or any advances), at the Compensatory Interest Rate stipulated in this Agreement; and where any Bank and/or the Agent incurs any other costs or losses as a result of the Default of the Borrower, the Borrower shall also indemnify such Bank and/or Agent against such costs or losses in accordance with the supporting documents provided by the Bank and/or the Agent.

10.3.3 The costs incurred by the Agent in relation to the exercise of the various rights and taking of various steps mentioned above shall be shared by the Banks in accordance with the proportional risks of the Facility borne by the Banks, except where such costs have been paid by the Borrower or the Guarantor. However, where the Borrower or the Guarantor has not paid such costs, the Agent is not obliged to make such payments on behalf of the Borrower or the Guarantor, and may require the Banks to advance such payments in accordance with the proportional risks of the Facility borne by the Banks prior to making the payments.

ARTICLE 11 AGENT, COORDINATING ARRANGERS AND BANKS

11.1 In accordance with the provisions of this Agreement, the Banks shall appoint an Agent to coordinate the various matters under this Agreement and to manage the Mortgaged Objects, and shall authorize the Agent to represent the Banks in exercising their rights, in accordance with the provisions of this Agreement and other relevant agreement. However, the Agent shall do so purely in the role of the representative of the Banks; the Agent shall not be considered an agent of the Borrower, nor a trustee under a trust relationship, and the
Agent: (a) does not bear any other responsibilities or obligations unless expressly stated in this Agreement; (b) shall not be responsible to the Banks in any way for any failure of the Borrower or the Guarantor to perform their obligations under this Agreement or any other relevant agreement; (c) shall not be obliged to initiate any litigious proceedings or claims against the Borrower, the Guarantor or any other person in relation to this Agreement or any other relevant agreement, except in accordance with the written instructions of the Majority Banks pursuant to provisions of this Agreement; and (d) is not obliged to take any action that the Agent, in its judgment in good faith, deems will violate the laws of the Republic of China or any other applicable laws. The Agent may retain consultants, accounting staff or agents for the purposes of performing its obligations under this Agreement, and may rely upon the professional advice given by such persons, provided that it shall not be held responsible in any way for its acts in selecting and hiring such persons in good faith, except where the Agent has committed an intentional or seriously negligent act in doing so.

11.2 Each of the Banks understands and acknowledges that it shall independently assess, inspect and be responsible for the credit records of the Borrower and the Guarantor, the values of the Mortgaged Objects, and other relevant information. Relevant risks applicable to each Bank as a result of making available the Facility shall be independently borne by such Bank. The Agent and the Coordinating Arrangers have not made any representations or guarantees regarding, nor shall be responsible in any way for, the credit records and ability to perform of the Borrower and the Guarantor, the values of the Mortgaged Objects, or any other matters relating to this Agreement.

11.3 The Agent may not take any action that is contrary to the written instructions of the Majority Banks, and shall take the legal actions in accordance with this Agreement or the law, based on the written instructions of the Majority Banks. The Agent shall not be responsible in any way to the Borrower or any Bank in respect of actions taken in accordance with the written instructions of the Majority Banks, or actions subsequently approved by the majority Banks. Unless the Majority Banks have issued a written instruction to the Agent to take a certain action, the Agent shall not be held responsible in any way for failing to take any action. Irrespective of any other provisions to the contrary in this Agreement, the Agent may refuse to take any action on behalf of the Banks until it has received confirmation that it will be satisfactorily compensated for the related costs. In addition, except for an exercise of the right of cancellation under this Agreement, no Bank may take any action individually without the written consent of the Majority Banks, nor take any action or make any omission that would conflict or be inconsistent with a decision of the Majority Banks (decisions made by the Majority Banks pursuant to relevant provisions of this Agreement shall be binding on all the Banks).

11.4 The Agent shall handle matters relating to this agreement in accordance with the provisions of this Agreement, and shall handle matters relating to the Facility Amount, the Mortgaged Objects and the exercise of rights under this Agreement in accordance with relevant provisions of this Agreement and the Security Documents. In handling such matters, the agent shall act in accordance with the provisions of this Agreement and/or the written instructions of the Majority Banks, and may (but is not obliged to) exercise the same degree of care that it exercises in handling facilities granted by the Agent alone.

11.5 In respect of documents submitted to the Agent by the Banks and the Borrower in accordance with the provisions of this Agreement, the Agent shall verify the signatures and chops in accordance with normal procedures, but is not required to further examine the contents or any other aspect of such documents. In executing matters in relation to this Agreement, the Agent may rely on the validity, authenticity and correctness of the signatures and contents of relevant documents received. In addition, in making remittances to the Banks, the Agent may rely upon the correctness of the addresses and remittance accounts stipulated in respect of each Bank in SCHEDULE 1 of this Agreement.

11.6 In handling matters relating to the Facility Amount, the Agent shall apportion the Facility Amount in accordance with the proportions stipulated in this Agreement, provided that where actual calculations do not permit apportionment to be made in such a manner, the Agent may use its reasonable judgment in making the apportionment, and no Bank may object.

11.7 Unless otherwise stipulated in this Agreement, communications by the Agent in relation to performance of this Agreement may be carried out by fax, and the Agent may rely upon the authenticity and correctness of the contents of the faxed documents it receives. The Agent shall not be responsible in any way for the termination or delay of any transmissions or receptions of communication (by telephone, fax or courier) or for any defect, error or consequences in the transmission or reception process, except where such is caused by the intentional act or serious negligence of the Agent.

11.8 Upon receiving any notices issued by the Borrower, the Agent shall notify each of the Banks. Except for notices, reports, financial reports and other requisite documents required to be delivered by the Agent to each of the Banks under this Agreement, the Agent is not obliged to provide the Banks with any other information in its possession concerning the credit record, general business and financial status of the Borrower or the Guarantor. In addition, any information noted or specified as "Classified" or "Confidential" by the Borrower shall be kept confidential by the Agent and each Bank except the information subject to the mandatory disclosure requirement of the applicable laws or under this Agreement.

11.9 During the valid period of this Agreement, the Agent, the Coordinating Arrangers or any of the Banks may engage in other transactions with the Borrower or the Guarantor, unrelated to this Facility and unaffected by this Agreement, in its role as a party other than the Agent, the Coordinating Arrangers or a Bank.

11.10 The Agent may notify the Borrower and each of the Banks in writing at any time that it shall resign from the position of the Agent as soon as a new Agent takes office. The Majority Banks are also entitled to substitute the Agent. Upon the resignation or substitution of an Agent, the Majority Banks are entitled to elect any of the Banks as the new Agent. Where within sixty (60) days of the resignation by the Agent or the substitution of the Agent by the Majority Banks, the Majority Banks fail to elect a new Agent or the newly elected Agent does not agree to take the office, the original Agent may select any one of the Banks as its successor, provided that the succeeding new Agent shall agree in writing that it accepts the provisions of this Agreement. The duties and rights of the original Agent shall be terminated when the new Agent takes office, provided that the original Agent may continue to collect any costs falling due but uncollected during the period of its office. This Article of this Agreement expressly stipulates that any acts taken by the original Agent prior to its duties being terminated shall remain applicable.

11.11 The Agent, upon receiving payments due to the Banks from the Borrower or the Guarantor on behalf of the common interest of the Banks, and after fist offsetting various costs in accordance with this Agreement, shall distribute or apportion such payments in funds of the same type in accordance with this Agreement (where payments are to be distributed amongst the Banks, the distribution shall be made in accordance with the proportional risks of the Facility borne by each of the Banks), and shall deliver such payments to each Bank by the business day following actual receipt of the payments. The agent's obligation to distribute the said payments shall be limited to the amounts that it actually receives, and the Agent is not obliged to advance any amounts. The Agent may assume that the relevant persons with obligation to pay will make the relevant payments to the Agent in accordance with the Agreement, and may (but is not obliged to) distribute or pay such amounts to each of the Banks on the basis of such assumption and in the aforementioned manner. However, where the Agent relies on such assumption in making the payment to a Bank due to receive such payment, but subsequently finds that it has not in fact received the relevant payment, the Bank that receives the said amount from the Agent shall refund the payment immediately upon receiving the notice from the Agent, and shall pay interest to the Agent from the date that it receives the payment and until the date that refund is actually made to the Agent, calculated at the PIBC interest rate applicable on the closing of the business day that it receives the payment.

11.12 Unless the Agent has received the notice from any Bank or the Borrower concerning the occurrence of an Event of Default, which notice expressly states that it is a "notice of Event of Default", the Agent shall not be deemed to have known or has been informed as to the occurrence of an event of Default. Upon receiving the said notice, the Agent shall notify each of the Banks as soon as possible, and unless otherwise stipulated in this Agreement, the Agent shall take action with regards to the Event of Default in accordance with the instructions of the Majority Banks, provided that following occurrence of the said Event of Default and prior to the Agent receiving substantive instructions, the Agent may (but is not obliged to) exercise the same degree of care that it would exercise in relation to a facility granted by it alone, in independently determining whether to take any action that it believes to be most advantageous to the Banks as a group in light of the Event of Default.

11.13 Any damage caused to the Borrower as a result of any act or omission of a Bank shall be the responsibility of the relevant Bank, and the Coordinating Arrangers, the Agent or each of the other Banks shall not be responsible in any way.

11.14 In the event of any damage or loss to the Agent or a Bank in the course of performance of this Agreement by the Borrower or its agent or employee, as a result of matters attributable to the Borrower or its agent or employee, the Borrower shall be liable for fully indemnifying against such damage or loss.


ARTICLE 12 SET-OFF

12.1 In the event that the Borrower fails to perform its obligations under this Agreement, the Security Documents or any other relevant agreement in connection with the Facility, the Banks and the Agent, in addition to exercising the various rights of claim under this agreement, shall also be entitled to (but are not obliged to) directly offset any monies in accounts (irrespective of whether of the same currency) held by the Borrower at the said Banks or the Agent (including their headquarters and all branches), and all claims of the Borrower against the Banks and the Agent, against the liabilities payable by the Borrower to the Banks and/or the Agent under this Agreement (the Borrower further agrees that such accounts or other claims shall be deemed to mature automatically upon such time that the right of offset is exercised by the relevant Bank or the Agent), and shall notify the Borrower of the same. Where an account held by the Borrower is a term deposit account, the relevant Bank or the Agent may directly terminate the term deposit account agreement prematurely and offset monies in the said account against the liabilities under this Agreement, notwithstanding that the deposit term has not expired; where an account is a check account, the Borrower agrees that an announcement by the Banks that all of the liabilities under the Facility are immediately due and repayable shall be a condition for termination of the check account agreement , and upon constitution of the said condition for termination, the aforementioned check account agreement shall cease to be effective, and the Bank or the Agent may directly exercise its right of offset and notify the Borrower of the same after exercising the right of offset. To the maximum degree permissible by law, an intention to exercise the right of offset by the relevant Bank or the Agent and the actual exercise of the right shall be deemed to take effect at the time that the offset is made in the books. Where the offset amount is insufficient to offset the full amount of the liabilities of the Borrower, the Borrower shall remain liable for repaying the insufficiency.

12.2 In order to maintain the proportional repayments received by each of the Banks, where any payments received by a Bank in respect of the Facility (whether as a result of voluntary or involuntary offset by the Borrower or the Guarantor, or in any other way) exceeds the proportional repayment due to the Bank in accordance with this Agreement, the benefiting Bank shall immediately accept the assignment by the other Banks a right of claim equivalent to the amount of the excess repayment, to the extent deemed necessary by law, so that such Bank may share with the other Banks the proceeds of the additional repayment. However, where the benefiting Bank that received assignment of the right of claim is subsequently required to refund all or part of the additional repayment, the aforementioned assignment of right of claim shall be rescinded immediately, and the consideration paid for the assignment of right of claim shall also be refunded without interest; provided that the aforementioned assignment of rights of claim between the Banks shall not affect the joint claim of the Banks against the Borrower. The Borrower and the Guarantor agree that any Bank may exercise all rights (including the right of offset), in the same manner as for other ordinary rights of claim, in respect of a right of claim purchased from another Bank in accordance with the provisions of this Agreement.

12.3 Where any other creditor of the Borrower or Guarantor compulsorily executes against any account of the Borrower or Guarantor at a Bank or the Agent, and the executing court issues an attachment order, collection order, or transfer or payment transfer order to the Bank or the Agent in respect of such account, the said Bank or the Agent is entitled to declare that the amount of the outstanding liabilities under this Agreement that is equivalent to the amount of the monies deposited by the Borrower at the said Bank or the Agent as stated on the aforementioned execution order as being subject to execution, shall automatically fall due immediately and prematurely, and the Bank or the Agent shall exercise the right of offset against such account immediately.

12.4 Each and every Bank understands that: Notwithstanding the claim of each of the Banks against the Borrower and the Guarantor under this Agreement is a joint claim, each Bank shall nonetheless be repaid and share the benefit of guarantees in accordance with their proportional share of the Facility risk, and all losses and risks relating to this Facility shall also be apportioned between and borne by the Banks in accordance with their proportional share of the Facility risk as between each of the Banks.

ARTICLE 13 COSTS

13.1 All reasonable legal costs and other costs incurred by the Coordinating Arrangers in respect of coordinating the Banks and preparing this Agreement, the Letter of guarantee, the Security Documents or any other related documents, as well as any subsequent amendments, additions or deletions of the relevant documents (including but not limited to the agreement execution costs and mortgage registration costs), irrespective of whether such costs are incurred prior to execution, during the term, or after the expiry of this Agreement, shall be borne by the Borrower.

13.2 All reasonable attorneys fees and legal costs incurred by a Bank and/or the Agent in exercising the rights under this Agreement, the Security Documents and other relevant agreements, as a result of an act contrary to provisions of the Agreement or an Event of Default committed by the Borrower or the Guarantor (including but not limited to litigation fees, the costs expended in obtaining a right of execution at law, costs of compulsory execution, costs of participation in a distribution, arbitration costs, the costs of forming a litigious or non-litigious settlement or executing a settlement agreement, and all other relevant costs), irrespective of whether such costs are incurred prior to execution, during the term, or after the expiry of this Agreement, shall be borne by the Borrower.

13.3 Where a Borrower fails to bear the aforementioned costs in accordance with this Agreement, the Agent may require each of the Banks to share and advance such costs in accordance with their proportional share of the Facility risk (if the Borrower has not yet made any drawdown upon the Facility Amount at the time, then the proportional commitment by each of the Banks in respect of the Facility under this Agreement), and the Agent shall take the relevant action only upon receipt of full payment from the Banks. Where the Agent has advanced the payment, the Banks shall reimburse the Agent immediately upon receiving the notice of the Agent, and the Agent may directly deduct the payment from monies to be paid to the Banks under this Agreement.

13.4 The Banks, the Coordinating Arrangers and the Agent are not obliged to advance payments on behalf of the Borrower. However, where a Bank, the Coordinating Arrangers or the Agent has done so, the Borrower shall reimburse the payment immediately upon receiving the notice from the Bank, the Coordinating Arrangers or the Agent, failing which interest at the Compensatory Interest Rate due to the Bank, the Coordinating Arrangers or the Agent shall be calculated upon such payment from the date of advance payment by the Bank, the Coordinating Arrangers or the Agent until such time that reimbursement is actually made by the Borrower.


ARTICLE 14 NOTICES AND DELIVERY OF PAYMENTS BY AGENT

14.1 Notices made under this Agreement shall be made in writing (by letter or fax) in accordance with relevant provisions of this Agreement; in addition: (a) notices made to the Borrower or the Agent shall be delivered to the address or fax number set out below in this Agreement (or any other address or fax number subsequently notified by the Borrower or the Agent in writing); (b) notices made to a Bank shall be delivered to the address or fax number of the relevant Bank as set out in SCHEDULE 1 of this Agreement (or any other address or fax number subsequently notified by the Bank in writing); (c) monies payable by the Borrower and the Agent to the Agent or to the Banks under this Agreement, if made by electronic transfer, shall be remitted to the relevant Banks or the Agent by the inter-bank remittance system to the account detailed in SCHEDULE 1 of this Agreement or detailed below. Notices delivered in person shall be deemed duly delivered when so delivered; notices sent by prepaid registered post shall be deemed duly delivered five (5) days after posting; notices sent by fax shall be confirmed by delivering written confirmations and such notices shall be deemed delivered when the written confirmations thereto have been received:

(a)   The Borrower:     Amkor Technology Taiwan

         Address:       No. 1, Kao-Ping Sec. Chung-Feng Rd.,
                        Lungtan County, Taoyuan Hsien 325
                        Taiwan, R.O.C.

         Telephone No:  886-3-471-9597
         Fax No:        886-3-471-6419
         Contact:       Finance Division

         CC:      Guarantor: Amkor Technology, Inc.
                  Address: 1900 South Price Road, Chandler, AZ 85248, U.S.A.
                  Telephone: (480) 821-5000
                  Fax: (480) 821-2389
                  Contact: Legal Department

(b)   The Agent:        Chinatrust Commercial Bank
         Address:       7th Floor, 3 Sungshou Road, Taipei City
         Telephone No:  (02) 2722-2002  ext. 1127 (Ms. Cui Hui-qi, Manager)
         Fax No:        (02) 2722-1987 / 8780-9133
         Contact:       Investment Banking Department

14.2 Any party that changes its address, telephone number, fax number or remittance account shall immediately notify the Agent and other parties under this Agreement in writing. In the event that such a notice is not given in accordance with this Agreement, the changing party may not rely upon the change as against the Agent or the other parties of this Agreement.

ARTICLE 15 NON-WAIVER

Rights and remedies available to the Coordinating Arrangers, the Agent and the Banks under this Agreement the Security Documents and related documents shall not exclude any other rights and remedies that may be claimed by the owner of such right under the law. Postponed exercise of a right by the Coordinating Arrangers, the Agent or the Banks shall not be deemed a waiver of such right; and the exercise of a part of the right shall not be deemed a waiver of other parts of the right.


ARTICLE 16 AMENDMENT AND ASSIGNMENT

16.1 An amendment or revision of this Agreement shall be made in writing, shall be signed by the Borrower, the Coordinating Arrangers, the Agent and each of the Banks, and shall be agreed by the Guarantor in writing. However, amendments of stipulations relating to the agreement between the Agent and the Banks, which are not directly related to the Borrower or the Guarantor, shall require only the consent of the Agent and the Majority Banks and shall be made in writing, without the need for consent of the Borrower or the Guarantor (although the Borrower and the Guarantor shall be notified of such amendment).

16.2 The Banks, the Coordinating Arrangers and the Agent agree that: Except for matters otherwise provided in this Agreement or that are expressly stipulated as requiring the consent of all the Banks and other parties, which stipulations shall apply, and matters relating to: (a) an amendment to the form, the validity period, or the Drawdown Period of the Facility Amount; (b) an amendment to the amount, the interest (fee) rate or due date of a payment; (c) the increase of the Facility Amount under this Agreement; (d) the return or cancellation of a security or collateral under Article 9 of this Agreement (except where it is made by the Agent pursuant to relevant provisions of this Agreement), or an amendment or revision of contents of Article 9 of this Agreement or the Letter of Guarantee; (e) an amendment to the definition of "Majority Banks"; or (f) an amendment to Article 16.1, 16.2 or 16.3 of this Agreement, which shall be subject to the written consent of all of the Banks; all other amendments or revisions to the exclusion of the obligations of the Borrower under this Agreement, the exclusion of liability for an Event of Default, or other matters relating to this Agreement may be so excluded, amended or revised upon the written consent of the Majority Banks (a decision by the Majority Banks in accordance with such provision shall be binding on all of the Banks and the Coordinating Arrangers).

16.3 In respect of an exclusion, amendment or revision made by the written consent of all of the Banks or the Majority Banks, each of the Banks the Coordinating Arrangers and the Agent hereby agree and unconditionally authorize the Agent to execute the relevant documents on behalf of all of the Banks, the Coordinating Arrangers and the Agent, in accordance with the contents of such written consent issued by all of the Banks or the Majority Banks (acts of the Agent in accordance with this provision shall be binding on all of the Banks and the Coordinating Arrangers).

16.4 This Agreement shall be binding on the assignees or successors of a party to this Agreement, or any other person who accepts or succeeds to the rights or obligations of such party according to law; however, the Borrower and the Guarantor may not assign their rights or obligations under this Agreement without the prior written consent of the Agent and all of the banks.

16.5 A Bank may notify the Borrower and the Agent at any time (without the consent of the Borrower, the Agent or any other Bank) to amend its contractual entity for the purposes of this Facility; however, where a Bank proposes to assign its rights and/or obligations under this Agreement to a third party, it shall first obtain the consent of the Borrower, provided that the Borrower may not unreasonably refuse and such assignment will not immediately result in an increased cost or addition tax liabilities to the Borrower beyond the Borrower's liabilities provided for in this Agreement. In respect of each such assignment, the Bank proposing to assign the rights and/or obligations shall pay the Agent a processing fee of One Hundred Thousand New Taiwan Dollars (NTD100,000).

16.6 A Bank may enter into a risk sharing agreement with another person in respect of its claim under this Agreement, without being required to notify the Borrower, the Agent or any other Bank, provided that such other party of the risk sharing agreement may not directly assert any right of claim against the Borrower or any other party under this Agreement.

16.7 In addition to provisions of information according to relevant laws, from time to time a Bank may provide contents of this Agreement, or information held by it concerning the Borrower, the Guarantor or parties related to this Agreement, to an assignee of the rights under this Facility or a person sharing the risks (including persons interested in being assigned such rights or sharing such risks), the Joint Credit Information Center, a credit assessment institution, a trustee for asset securitization or a credit rating institution, other institutions that provides outsourcing services to the Agent or the Bank in accordance with the rules governing the outsourcing business promulgated by the competent authorities, or other institutions or persons, such as CPA, attorneys or real estate registration agent that provides services to the Agent or the Bank, without requiring the separate consent of the Borrower, the Guarantor or the relevant parties. However, the Agent and the Bank shall require the above-mentioned institutions or persons to keep the relevant information confidential.

16.8 During the valid term of this Facility, where the Borrower requests the consent of a Bank in respect of an amendment of terms or exclusion of relevant obligations in the event of occurrence of a major circumstance, the Borrower shall, at the time that each request is submitted to the Agent: (a) pay the Agent a processing fee of Ten Thousand New Taiwan Dollars (NTD10,000), and (b) pay each of the Banks a processing fee of Ten Thousand New Taiwan Dollars (NTD10,000), irrespective of whether the request is ultimately approved. The said fees shall be paid to the agent, and then be distributed amongst the Banks by the Agent in accordance with relevant provisions of this Agreement.


ARTICLE 17 GOVERNING LAW

This Agreement shall be governed by the laws of the Republic of China. Any matters not fully stipulated within this Agreement shall be in accordance with relevant laws of the Republic of China.


ARTICLE 18 JURISDICTION

All of the parties agree that in the event of litigation arising from this Agreement, the Taipei District Court of Taiwan may have jurisdiction as the court in the first instance, provided that this article does not preclude any rights of the Agent or the Banks to undertake any other legal proceedings against the Borrower in any other courts in pursuit of repayment.


PARTIES:
BORROWER:   Amkor Technology Taiwan
            Chairman: /s/ Kenneth T. Joyce

COORDINATING ARRANGER, AGENT AND BANK:
Chinatrust Commercial Bank
            Authorized Signatory: /s/ Authorized Signatory

COORDINATING ARRANGER AND BANK:
            Ta Chong Commercial Bank
            Authorized Signatory: /s/ Authorized Signatory

HSINCHU INTERNATIONAL BANK:

         /s/ Authorized Signatory
         ------------------------
            Authorized Signatory

CHANG HWA BANK:
         /s/ Authorized Signatory
         ------------------------
         Authorized Signatory

FIRST COMMERCIAL BANK:
         /s/ Authorized Signatory
         ------------------------
         Authorized Signatory

SHANGHAI COMMERCIAL AND SAVING BANK:
         /s/ Authorized Signatory
         ------------------------
         Authorized Signatory

CHINA UNITED TRUST AND INVESTMENT
CORPORATION:
         /s/ Authorized Signatory
         ------------------------
         Authorized Signatory

TAICHUNG COMMERCIAL BANK:
         /s/ Authorized Signatory
         ------------------------
         Authorized Signatory

HWATAI COMMERCIAL BANK:
         /s/ Authorized Signatory
         ------------------------
         Authorized Signatory

FUHWA COMMERCIAL BANK:
         /s/ Authorized Signatory
         ------------------------
         Authorized Signatory